QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Six Flags, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SIX FLAGS, INC.
1540 Broadway
New York, NY 10036

April 9, 2008

Dear Fellow Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Six Flags, Inc. (the "Company"), which will be held on Thursday, May 22, 2008, at 9:00 a.m., E.D.T. at Six Flags America, 13710 Central Avenue, Bowie/Mitchellville, Maryland, 20721.

        At the annual meeting, you will be asked to consider and vote upon the election of nine directors, to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm, to approve the adoption of the Company's 2008 Stock Option and Incentive Plan and to transact such other business as may properly come before the annual meeting or any adjournment thereof. Each of these proposals is more fully described in the notice of annual meeting and Proxy Statement that follows.

        This year, we are pleased to offer stockholders the ability to receive proxy materials on the Internet in accordance with new rules of the Securities and Exchange Commission. As a result, we are mailing our stockholders a notice instead of a paper copy of our Proxy Statement and Annual Report. Among other important information, the notice will contain instructions on how to access these documents on the Internet or obtain copies of the proxy materials, and how to vote your proxy on the Internet. We believe that this new process will expedite our stockholders' receipt of proxy materials, and lower the costs and reduce the negative environmental impact of furnishing proxy materials for the annual meeting.

        Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the annual meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and timely returning a proxy card. You may also vote in person at the annual meeting.

        On behalf of the officers, directors and employees of Six Flags, Inc., we would like to express the Company's appreciation for your continued support.

Sincerely,
DANIEL M. SNYDER Chairman of the Board
MARK SHAPIRO President and Chief Executive Officer

SIX FLAGS, INC.
1540 Broadway
New York, NY 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2008

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Six Flags, Inc. (the "Company") will be held at Six Flags America, 13710 Central Avenue, Bowie/Mitchellville, Maryland, 20721, on Thursday, May 22, 2008, at 9:00 a.m., E.D.T., for the following purposes, all as more fully described in the attached Proxy Statement:

  1.
  To elect nine directors to serve for the ensuing year and until their respective successors are elected and qualified;

  2.
  To ratify the selection by the Audit Committee of the Company's Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008;

  3.
  To approve the adoption of the Company's 2008 Stock Option and Incentive Plan; and

  4.
  To transact such other business as may properly come before the annual meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on March 31, 2008, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

        Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the annual meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and timely returning a proxy card. You may also vote in person at the annual meeting. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the annual meeting or any adjournment thereof.

        On or about April 9, 2008, this Notice of Annual Meeting and Proxy Statement together with a copy of the Annual Report of the Company for the year ended December 31, 2007, including financial statements, are being distributed or made available, as the case may be, to each stockholder of record at the close of business on March 31, 2008.

BY ORDER OF THE BOARD OF DIRECTORS,
WALTER S. HAWRYLAK Secretary

New York, New York
April 9, 2008

PROXY VOTING METHODS

        The Board of Directors has fixed the close of business on March 31, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the annual meeting or any adjournment thereof. As of that date, the Company had issued and outstanding 97,629,170 shares of common stock, the Company's only class of outstanding securities entitled to vote at the annual meeting. Each stockholder of the Company will be entitled to one vote for each share of common stock registered in its name on March 31, 2008.

        If at the close of business on March 31, 2008, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy on the Internet, by telephone or by mail. You may also vote in person at the annual meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce the Company's administrative and postage costs, we suggest that you vote on the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement.

        If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 21, 2008 to be counted.

To vote by proxy:

BY INTERNET

  •
  Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

  •
  You will need the 12-digit Control number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

  •
  From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

  •
  You will need the 12-digit Control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

BY MAIL

  •
  Request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

  •
  When you receive the proxy card, mark your selections on the proxy card.

  •
  Date and sign your name exactly as it appears on your proxy card.

  •
  Mail the proxy card in the postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

TABLE OF CONTENTS

GENERAL INFORMATION	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
CORPORATE GOVERNANCE	6
2007 NON-EMPLOYEE DIRECTOR COMPENSATION	11
PROPOSAL 1: ELECTION OF DIRECTORS	14
AUDIT COMMITTEE REPORT	17
EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Summary Compensation Table	25
Grants of Plan-Based Awards	29
Outstanding Equity Awards at Fiscal Year-End	30
Option Exercises and Stock Vested	31
Pension Benefits	31
Non-Qualified Deferred Compensation	31
Potential Payments Upon Termination	31
COMPENSATION COMMITTEE REPORT	35
TRANSACTIONS WITH RELATED PERSONS	36
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM	38
PROPOSAL 3: APPROVAL OF THE 2008 STOCK OPTION AND INCENTIVE PLAN	39
2009 STOCKHOLDER PROPOSALS	45
OTHER MATTERS	45
SOLICITATION OF PROXIES	46

i

SIX FLAGS, INC.
1540 Broadway
New York, NY 10036

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008

GENERAL INFORMATION

        This Proxy Statement is being furnished to holders of common stock (the "stockholders") of Six Flags, Inc. (the "Company" or "we" or "us") in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Six Flags America, 13710 Central Avenue, Bowie/Mitchellville, Maryland, 20721, on Thursday, May 22, 2008, at 9:00 a.m., E.D.T., and at any adjournment thereof.

        In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the other proposals, stockholders may vote in favor of the proposal or against, or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked in a timely manner will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

        If no direction is given in a proxy with respect to a proposal, your shares will be voted FOR the election of directors named in Proposal 1, FOR the approval of Proposal 2 (ratification of independent public accounting firm for the year ending December 31, 2008) and FOR the approval of Proposal 3 (approval of 2008 Stock Option and Incentive Plan). Your proxy may be revoked at any time prior to being voted by: (i) delivering written notice of such revocation to the Secretary of the Company at the above address, provided such notice is received no later than May 21, 2008, (ii) voting on the Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. E.D.T. on May 21, 2008, (iii) submitting a duly executed proxy bearing a later date that is received no later than May 21, 2008 or (iv) attending and revoking your proxy at the Annual Meeting and voting in person.

        The Board of Directors has fixed the close of business of March 31, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, the Company had issued and outstanding 97,629,170 shares of common stock, the Company's only class of outstanding securities entitled to vote at the Annual Meeting. Each stockholder of the Company will be entitled to one vote for each share of common stock registered in its name on March 31, 2008.

        In accordance with the new rules of the Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of the Company's proxy materials to stockholders, the Company sent to stockholders of record as of March 31, 2008, a Notice of Internet Availability of Proxy Materials. The Company intends to commence its distribution of the Notice of Internet Availability of Proxy Materials and, if requested, this Proxy Statement and related materials, on or about April 9, 2008. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will not receive a printed copy of these proxy materials unless they so request. Instead, the Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement and the Annual Report and vote on the Internet. Stockholders who receive a Notice of Internet Availability of Proxy Materials by mail who would like to receive a printed copy of the Company's proxy materials should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials.

        A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual

Meeting, the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required for each of the proposals described in this Proxy Statement.

        Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Under New York Stock Exchange rules, the proposals to elect directors and to approve the appointment of independent auditors are considered "discretionary" items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. Brokerage firms may not vote in their discretion on the proposal to approve the 2008 Stock Option and Incentive Plan as this proposal is a "nondiscretionary" item. In the event of a broker non-vote with respect to any proposal coming before the Annual Meeting caused by the beneficial owner's failure to authorize a vote on such proposals, the proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

        Whether or not you attend the Annual Meeting, your vote is important. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and timely returning a proxy card. You may also vote in person at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 7, 2008 (except as noted below) as to common stock beneficially owned by (a) each of the Company's current directors and nominees to serve as directors, (b) each of the named executive officers listed in the Summary Compensation Table, (c) all current directors, nominees to serve as directors and executive officers of the Company as a group and (d) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class (1)
Louis S. Koskovolis (2)	213,111	*
Mark Quenzel (3)	163,333	*
Andrew M. Schleimer (4)	147,933	*
Mark Shapiro (5)	725,185	*
Jeffrey R. Speed (6)	305,000	*
Charles Elliott Andrews (7)	28,000	*
Jack Kemp (8)	32,000	*
Robert J. McGuire (9)	74,000	*
Perry Rogers (10)	27,000	*
Harvey Weinstein (11)	27,000	*
Daniel M. Snyder (12) c/o The Washington Redskins 21300 Redskin Park Drive Ashburn, Virginia 20147	5,655,612	5.8%
Dwight C. Schar (13) c/o NVR, Inc. 11700 Plaza America Drive, Suite 500 Reston, Virginia 20190	5,043,808	5.2%
Mark Jennings (14)	1,177,000	1.2%
FMR LLC (15) 82 Devonshire Street Boston, Massachusetts 02109	15,590,092	16.0%
Cascade Investment, L.L.C. (16) William H. Gates III 2365 Carillon Point Kirkland, Washington 98033	10,810,120	11.1%
Citigroup Inc. (17) 399 Park Avenue New York, New York 10043	10,296,111	10.5%
HBK Investments L.P. (18) 300 Crescent Court; Suite 700 Dallas, Texas 75201	9,070,405	9.3%
Dimensional Fund Advisors LP (19) 1299 Ocean Avenue Santa Monica, California 90401	5,815,479	6.0%
Tracer Capital Management L.P. (20) 540 Madison Avenue, 33rd Floor New York, New York 10022	7,155,091	7.3%
All directors and executive officers as a group (17 persons) (21)	14,056,505	14.4%

*
Less than one percent.

(1)
Applicable ownership percentage is based on 97,629,170 shares of common stock outstanding as of April 7, 2008. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options that are exercisable on or before June 6, 2008.

(2)
Includes 63,111 shares of common stock and 150,000 shares of common stock underlying options exercisable within 60 days.

(3)
Includes 33,333 shares of common stock and 130,000 shares of common stock underlying options exercisable within 60 days.

(4)
Includes 37,933 shares of common stock and 110,000 shares of common stock underlying options exercisable within 60 days.

(5)
Includes 90,185 shares of common stock and 635,000 shares of common stock underlying options exercisable within 60 days.

(6)
Includes 75,000 shares of common stock and 230,000 shares of common stock underlying options exercisable within 60 days.

(7)
Represents 28,000 shares of common stock underlying options exercisable within 60 days.

(8)
Represents 32,000 shares of common stock underlying options exercisable within 60 days.

(9)
Represents 64,000 shares of common stock underlying options exercisable within 60 days.

(10)
Represents 27,000 shares of common stock underlying options exercisable within 60 days.

(11)
Represents 27,000 shares of common stock underlying options exercisable within 60 days.

(12)
Includes 5,277,612 shares of common stock and 378,000 shares of common stock underlying options exercisable within 60 days.

(13)
Includes 5,016,808 shares of common stock and 27,000 shares of common stock underlying options exercisable within 60 days.

(14)
Includes (i) 1,444,003 and 5,997 shares of common stock beneficially owned by Generation Capital Partners II L.P., a Delaware limited partnership, and Generation Members Fund II L.P., a Delaware limited partnership, respectively, of which Mark Jennings is a Managing Partner and holder of a controlling interest and (ii) 27,000 shares of common stock underlying options exercisable within 60 days.

(15)
Represents 15,590,092 shares of common stock beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment adviser. The number of shares of common stock shown includes 2,030,867 shares of common stock into which 1,693,800 shares of the Company's PIERS held by Fidelity on December 31, 2007 are convertible and 7,288,188 shares of common stock into which $46,280,000 principal amount of the Company's 4.50% Senior Convertible Notes due 2015 held by Fidelity on December 31, 2007 are convertible. Edward C. Johnson, Chairman of FMR LLC, and members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. Beneficial ownership information is based on information contained in an Amendment No. 9 to Schedule 13G, filed with the SEC on February 14, 2008.

(16)
Represents shares of common stock beneficially owned by Cascade Investment L.L.C. ("Cascade"), of which William H. Gates III is the sole member. The number of shares of common stock shown includes 599,520 shares of common stock into which 500,000 shares of the Company's PIERS held by Cascade are convertible. Beneficial ownership information is based on information contained in a Schedule 13D, filed on August 31, 2004.

(17)
Represents 10,296,111 shares of common stock beneficially owned by Citigroup Inc. assuming conversion/exercise of certain securities held by such entities, which includes 9,932,705 shares of common stock beneficially owned by Citigroup Global Markets Inc. and 10,295,005 shares of common stock beneficially owned by Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc., assuming conversion/exercise of certain securities. Citigroup Financial Products Inc. is the sole stockholder of Citigroup Global Markets Inc. Citigroup Global Markets Holdings Inc. is the sole stockholder of Citigroup Financial Products Inc. and Citigroup Inc. is the sole stockholder of Citigroup Global Markets Holdings Inc. Beneficial

  ownership information is based on information contained in an Amendment No. 2 to Schedule 13G filed with the SEC on February 1, 2008.

(18)
Represents 9,070,405 shares of common stock beneficially owned by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P. and HBK Management LLC including 4,430,605 shares of common stock beneficially owned by HBK Fund L.P. and HBK Master Fund L.P. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz and William E. Rose are each managing members of HBK Management LLC. Beneficial ownership information is based on information contained in an Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2008.

(19)
Represents shares of common stock held by four investment companies registered under the Investment Company Act of 1940 and certain other commingled group trusts and separate accounts as to which Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors, Inc.) ("Dimensional") furnishes investment advice or services as investment manager. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of common stock listed that are owned by the investment companies, trusts and separate accounts. Beneficial ownership information is based on information contained in an Amendment No. 3 to Schedule 13G filed with SEC on February 6, 2008.

(20)
Represents 7,155,091 shares of common stock of which the sole power to vote or direct the vote of all such shares and the sole power to dispose of or direct the disposal of all such shares has been delegated to Tracer Capital Management L.P. for Tracer Capital Offshore Fund Ltd. and other unregistered funds managed by Tracer Capital Management L.P. Riley McCormack and Matt Hastings, as the sole limited partners of Tracer Capital Management L.P. and the sole managing members of TCM and Company, LLC, the general partner of Tracer Capital Management L.P., control Tracer Capital Management L.P. Beneficial ownership information is based on information contained in an Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2008.

(21)
These 17 persons include all current members of the Company's Board of Directors and all current executive officers of the Company.

CORPORATE GOVERNANCE

The Board of Directors

        The Company's business, property and affairs are managed under the direction of the Board of Directors of the Company (the "Board"). The Board is elected by stockholders to oversee management and to assure that the long-term interests of stockholders are being served. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in the operating details on a day-to-day basis. The Board is advised of the Company's business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them and by participating in Board meetings and meetings of the committees of the Board.

        The Board has four regularly scheduled meetings during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. Directors are expected to attend all scheduled Board and committee meetings and annual meetings of stockholders. During the year ended December 31, 2007, the Board held 5 meetings. Each of the directors of the Company, other than Mr. Weinstein, attended at least 75% of the meetings of the Board and of the meetings of committees of the Board of which such director was a member that were held during 2007. All of the directors, other than Messrs. Andrews and Weinstein, attended the 2007 Annual Meeting of Stockholders.

        The Board only has one class of directors. As a result, all directors are elected each year by the Company's stockholders at the annual meeting. Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

        In November 2005, Red Zone LLC completed a successful consent solicitation to, among other things, remove three of the Company's then-current directors, Kieran Burke, James Dannhauser and Stanley Shuman, and elect Daniel M. Snyder, Mark Shapiro and Dwight C. Schar to the Board. Since that time, five additional directors were appointed by the Board in 2006 and the current Board was elected by stockholders in 2007. As a result, the Board currently has nine directors and all nine directors of the Company are being nominated by the Board at the Annual Meeting. See "Proposal 1: Election of Directors."

        Stockholders and other interested parties may contact Jack Kemp, the Lead Independent Director, and the other non-management directors by writing to the Lead Independent Director c/o Six Flags, Inc., 1540 Broadway, New York, New York 10036.

Independence

        The Board has affirmatively determined that six of its nine directors, including all members of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, are "independent" within the meaning of the Company's director independence standards. These standards reflect the independence standards adopted by the New York Stock Exchange ("NYSE"). The independent directors are Charles Elliott (C.E.) Andrews, Mark Jennings, Jack Kemp, Robert McGuire, Perry Rogers and Harvey Weinstein.

        None of the independent directors, their respective affiliates or members of their immediate family, directly or indirectly, receive any fee or payment from the Company or its affiliates other than the director compensation described below or have engaged in any transaction with the Company or its affiliates or have any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent.

        During the three years ended December 31, 2007, the Company did not make any charitable contributions to any organization to which any independent director is affiliated, whether as an executive officer, director or otherwise.

Corporate Governance Documents

        The Company's Corporate Governance Principles, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Management and the charters of the Board committees provide the framework for the governance of the Company.

  Corporate Governance Principles

        The Corporate Governance Principles cover, among other things, the functions of the Board, the qualifications of directors, director independence, selection process for new directors, Board committees, compensation of the Board and the succession plan for the chief executive officer and other senior executives.

  Code of Business Conduct and Ethics

        We have adopted and maintain a Code of Business Conduct and Ethics that covers all directors, officers and employees of the Company and its subsidiaries. The Code of Business Conduct and Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the Company's best interest.

  Code of Ethics for Senior Financial Officers

        We have also adopted and maintain a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at the Company. Each of the Company's senior financial officers is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers.

        We intend to post amendments to or waivers from the Company's Code of Business Conduct and Ethics and the Company's Code of Ethics for Senior Financial Officers on the Company's website at www.sixflags.com. No such amendment or waiver has been made or granted prior to the date of this Proxy Statement.

Availability of Corporate Governance Documents

        Our Corporate Governance Principles, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Management and charters of the committees of the Board are available on the Company's website at www.sixflags.com. A printed copy is available, without charge, by sending a written request to: Six Flags, Inc., 1540 Broadway, New York, New York 10036, Attention: Secretary.

Board Committees

        The Board has designated an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The membership of the committees as of April 1, 2008 and the function of each committee are described below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Committee
C.E. Andrews	X**
Mark Jennings		X	X
Jack Kemp			X
Robert J. McGuire	X		X*	X*
Perry Rogers	X	X
Dwight C. Schar
Mark Shapiro				X
Daniel M. Snyder				X
Harvey Weinstein		X*

*
Chairman

**
Chairman and Audit Committee Financial Expert

  Executive Committee

        The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. The Executive Committee acted by written consent 3 times during 2007. The current members of the Executive Committee are Messrs. Snyder, Shapiro and McGuire.

  Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including, review of the internal audit function, the financial reports and other financial information the Company provides to the public, the Company's systems of internal accounting, financial and disclosure controls, the annual independent audit of the Company's financial statements, the Company's legal and regulatory compliance and the Company's safety programs as established by management. In discharging its duties, the Audit Committee, among other things, has the sole authority to appoint (subject to stockholder ratification), compensate (including fee pre-approvals), evaluate and replace the Company's independent auditors and oversee their scope of work, independence and their engagement for any other services. The Audit Committee meets independently with those persons performing the Company's internal auditing function, as well as the Company's independent auditors and senior management.

        The Audit Committee held 6 meetings during 2007 and acted by written consent 1 time during 2007. A copy of the Audit Committee charter is available to stockholders on the Company's website at www.sixflags.com. All members of the Audit Committee are independent within the meaning of SEC regulations and the NYSE requirements. In addition, the Board has determined that C.E. Andrews is qualified as an audit committee financial expert under SEC regulations and that all members of the Audit Committee have the accounting and related financial management expertise required by the NYSE. Members of the Audit Committee may not serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. None of the members of the Audit Committee serve on the audit committee of more than three public companies.

  Compensation Committee

        The Compensation Committee, among other duties, (i) is responsible for establishing and reviewing the Company's overall compensation philosophy; (ii) determines the appropriate compensation levels for the Company's executive officers (which includes the review and approval of corporate goals and objectives used in determining executive officer compensation); (iii) reviews all incentive compensation and equity-based compensation plans, benefit plans and new executive compensation programs and oversees the administration of such plans; (iv) grants awards of shares or stock options pursuant to the Company's equity-based plans; and (v) reviews employee salary levels.

        The Compensation Committee meets at least annually with the Chief Executive Officer and any other corporate officers as the Compensation Committee deems appropriate while it is determining the performance criteria and compensation levels of key executive officers. As part of this process, the Chief Executive Officer provides annual performance reviews and compensation recommendations for each of the executive officers who reports directly to him. The Compensation Committee also considers competitive market data, including compensation packages available at a comparable group of peer companies, in making final determinations regarding the compensation of the executive officers. In 2007, the entire Board reviewed and approved the compensation for the Chief Executive Officer and other executive officers named in the Summary Compensation Table (the "named executive officers").

        The Compensation Committee may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of Compensation Committee members. No such delegation was made in 2007. In addition, the Compensation Committee has the direct responsibility for the appointment, termination, compensation and oversight of any compensation and benefit consultants retained by the Company in respect of executive compensation. In connection with the election of new directors and the selection of a new Chief Executive Officer in early 2006, the Compensation Committee retained Mercer Human Resource Consulting as compensation consultants to develop a compensation proposal for the Chairman of the Board, the Chief Executive Officer and the independent directors.

        The Compensation Committee met 3 times during 2007 and acted by written consent 1 time during 2007. A copy of the Compensation Committee charter is available to stockholders on the Company's website at www.sixflags.com. The Board has determined that each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and meets the independence requirements of the NYSE and the "outside director" requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee serves, or has served, as an officer or employee of the Company. In addition, no interlocking relationship exists between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting. The Nominating and Corporate Governance Committee also advises and makes recommendations to the Board on all matters concerning directorship practices, including compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board. The Nominating and Corporate Governance Committee developed and recommended to the Board the Company's Corporate Governance Principles and reviews, on a regular basis, the overall corporate governance of the Company.

        The Nominating and Corporate Governance Committee met 3 times during 2007 and acted by written consent 2 times during 2007. A copy of the Nominating and Corporate Governance Committee charter is available to stockholders on the Company's website at www.sixflags.com. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NYSE requirements.

  Communications with the Board of Directors

        Stockholders who wish to communicate with the Board may do so by writing to a specific director, including the Lead Independent Director, or to the entire Board at the following address: Board of Directors—Stockholder Communications, c/o Six Flags, Inc., 1540 Broadway, New York, NY 10036, Attention: Secretary. The Secretary will forward all such communications to the directors to whom they are addressed.

  Meetings of Independent Directors

        The Board schedules at least four meetings a year for the independent directors outside the presence of any member of management. The independent directors may meet in executive session at such other times as determined by the Lead Independent Director. At each executive session, the Lead Independent Director, Jack Kemp, or, in his absence, one of the other independent directors will chair that executive session.

Nomination Process

  Role of the Nominating and Corporate Governance Committee

        The Board has adopted a set of Corporate Governance Principles which includes qualification criteria that the Nominating and Corporate Governance Committee uses to identify individuals it believes are qualified to become directors. In making recommendations of nominees pursuant to the Corporate Governance Principles, the Nominating and Corporate Governance Committee believes that candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. The Nominating and Corporate Governance Committee also evaluates whether a candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee endeavors to have a Board representing diverse experience at policy-making levels in both the private and public sector as well as diversity with respect to gender, race and ethnicity. In assessing whether a candidate has the appropriate time to devote to Board service, the Nominating and Corporate Governance Committee will consider the number of boards of directors on which such candidate already serves. Although candidates must be committed to serving on the Board for an extended period of time, the Board does not believe that directors should expect to be routinely renominated annually.

        After identifying the qualified individuals and conducting interviews, as appropriate, the Nominating and Corporate Governance Committee will recommend the selected individuals to the Board. The Nominating and Corporate Governance Committee uses the same process to evaluate all candidates, whether they are recommended by the Company or by one or the Company's stockholders.

        The Nominating and Corporate Governance Committee may retain a director search firm to help identify qualified director candidates.

  Candidates Proposed by Stockholders for Consideration by the Nominating and
  Corporate Governance Committee

        The Nominating and Corporate Governance Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Nominating and Corporate Governance Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee should send the required information to the Secretary or Lead Independent Director, c/o Six Flags, Inc., 1540 Broadway, New York, NY 10036. In order to be considered by the Nominating and Corporate Governance Committee, nominations for directors to be elected at the 2009 annual meeting must be received no later than December 11, 2008.

  Stockholder Nominations

        In addition, the Company's Amended and Restated By-Laws permit a stockholder to nominate one or more persons for election as directors at an annual meeting if written notice of that stockholder's intent to make the nomination has been given to the Secretary of the Company not less than 90 days nor earlier than 120 days before the first anniversary of the Company's previous annual meeting. In order to be considered timely for the 2009 annual meeting, notice of a stockholder's intent to make a nomination at the meeting must be given to the Company no earlier than January 22, 2009 and no later than February 21, 2009. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, then the written notice must be given not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or the tenth day following the Company's first public announcement of such annual meeting date. In the case of an election to be held at a special meeting of stockholders, notice must be given not earlier than 120 days prior to such special meeting and not later than the later of 90 days prior to such special meeting or the tenth day following the Company's first public announcement of the date of the special meeting. The notice shall include all information relating to such nominee that is required to be disclosed in a proxy statement, including, without limitation, the name and address of the nominee, and the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The notice shall also include, as to the stockholder submitting the nomination, (i) such person's name and address; (ii) the class and number of shares of the Company's capital stock that are owned beneficially and of record; (iii) a representation that the stockholder is entitled to vote at the meeting and intends to nominate the person; and (iv) a representation as to whether the stockholder intends, or is part of a group which intends, to deliver a proxy statement or otherwise solicit proxies from stockholders. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company.

2007 NON-EMPLOYEE DIRECTOR COMPENSATION

        Annual compensation for non-employee directors for 2007 was comprised of cash compensation and equity compensation, which consisted of stock options. Each of these components is described in more detail below. Employee directors do not receive any compensation in connection with their director service.

Director Compensation

        The following table provides summary compensation information for each director for the year ending December 31, 2007:

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	Option Awards ($)(1)(2)(3)	Total ($)
C.E. Andrews	70,000	—	69,042	139,042
Mark Jennings	55,000	—	67,420	122,420
Jack Kemp	70,000	—	82,367	152,367
Robert J. McGuire	65,000	—	82,414	147,414
Perry Rogers	50,000	—	71,139	121,139
Dwight C. Schar	50,000	—	67,420	117,420
Daniel M. Snyder	—	—	757,955	757,955
Harvey Weinstein	60,000	—	67,420	127,420

(1)
The dollar value represents the amount recognized in 2007 for financial statement reporting purposes in accordance with FAS 123(R). The assumptions used in such valuation are discussed in detail in Note 1(p) to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2)
The grant date fair value of each equity award granted to each non-employee director in 2007 is set forth in the following table:

	Grant Date Fair Value ($)
Name	January 16, 2007	November 13, 2007
C.E. Andrews	69,460	50,692
Mark Jennings	69,460	44,356
Jack Kemp	86,825	44,356
Robert J. McGuire	69,460	50,692
Perry Rogers	69,460	44,356
Dwight C. Schar	69,460	44,356
Daniel M. Snyder	86,825	50,692
Harvey Weinstein	69,460	44,356
(3)
The aggregate number of stock and option awards outstanding as of December 31, 2007 for each non-employee director is set forth in the following table:

Name	Total (#)
C.E. Andrews	80,000
Mark Jennings	75,000
Jack Kemp	85,000
Robert J. McGuire	120,000
Perry Rogers	75,000
Dwight C. Schar	75,000
Daniel M. Snyder	665,000
Harvey Weinstein	75,000

  Description of Non-Employee Director Compensation

        Pursuant to the Company's Corporate Governance Principles, the Nominating and Corporate Governance Committee and the Compensation Committee, consulting with each other, are responsible for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the committees are guided by three goals: (i) compensation should fairly pay directors for work required in a company of Six Flags' size and scope; (ii) compensation should align directors' interests with the long-term interests of stockholders; and (iii) the structure of the compensation should be simple, transparent and easy for stockholders to understand. At the end of each year, the Nominating and Corporate Governance Committee reviews non-employee director compensation and benefits. The Board's non-employee director compensation policies permit the Company to award additional fees to the chairs of the Board committees and to the Lead Independent Director. In 2006, the Board retained Mercer Human Resource Consulting to advise on the appropriate level of compensation for the Chairman of the Board and non-employee directors based upon a peer group review.

        During 2007, directors who were not employees of the Company or any of its subsidiaries received compensation for their service on the Board and were eligible to participate in certain of the Company's equity-based plans. Messrs. Andrews, Jennings, Kemp, McGuire, Rogers, Schar, Snyder and Weinstein are currently deemed non-employee directors. As President and Chief Executive Officer of the Company, Mr. Shapiro is not compensated for serving as a director on the Board.

  Cash Compensation

        We pay the following cash compensation to non-employee directors in a lump sum payment at the beginning of the fiscal year:

  •
  $50,000 annual fee;

  •
  an additional $10,000 fee for the Chairman of each Board committee, other than the Audit Committee; and

  •
  an additional $20,000 fee for the Chairman of the Audit Committee and the Lead Independent Director.

        We do not award meeting fees for attendance at Board or committee meetings. In the fourth quarter of 2007, the Nominating and Corporate Governance Committee approved the payment of cash compensation for 2008 and thereafter, in the amount of $50,000 annually to Mr. Snyder for his services as Chairman of the Board.

  Equity Compensation

        We awarded the following equity compensation to non-employee directors with respect to the year ended December 31, 2007:

  •
  stock options to purchase 35,000 shares of the Company's common stock; and

  •
  additional stock options to purchase 5,000 shares of the Company's common stock for the Chairman of the Board, the Chairman of the Audit Committee and the Chairman of the Nominating and Corporate Governance Committee.

        The stock options granted to the non-employee directors were awarded pursuant to the 2001 Directors' Stock Option Plan, the 2006 Stock Option and Incentive Plan and the 2007 Stock Option and Incentive Plan. The exercise price was equal to the fair market value (as defined in the applicable plan) on the date of grant. All stock options awarded to non-employee directors vest in accordance with the following schedule: 20% vest on the date of grant and 20% vest on each of the first four anniversaries of the date of grant. The stock options granted in January 2007 have a term of eight years and the stock options granted in November 2007 have a term of ten years.

PROPOSAL 1: ELECTION OF DIRECTORS

        At the Annual Meeting, nine directors will be elected to serve for the next year and until their respective successors are elected and qualified. Each of the listed persons has consented to be named as a nominee and to serve as a director if elected. Should any of the listed persons be unable to accept nomination or election (which the Board does not expect), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a majority vote of the shares of common stock represented at the Annual Meeting.

        The number of directors of the Company is presently fixed at eleven. The Board has not filled the remaining two vacancies on the Board. The Board and the Nominating and Corporate Governance Committee continues to consider qualified director candidates from time to time and whether there is a need to fill the vacancies. As a result, the Board recommends the election of two fewer directors than the number fixed in the Company's By-laws.

Information Concerning Nominees

Name	Age As of April 1, 2008	Position(s) With The Company
Charles Elliott Andrews	56	Director
Mark Jennings	45	Director
Jack Kemp	72	Director
Robert J. McGuire	71	Director
Perry Rogers	39	Director
Dwight C. Schar	66	Director
Mark Shapiro	37	CEO, President and Director
Daniel M. Snyder	43	Chairman of the Board
Harvey Weinstein	55	Director

        Charles Elliott Andrews, Director.    Mr. Andrews has served as a Director of the Company since January 2006. Since December 2007, Mr. Andrews has been the President of SLM Corporation, more commonly known as Sallie Mae, and from May 2007 through December 2007, Mr. Andrews also served as the Chief Executive Officer of Sallie Mae. From January 2006 through May 2007, Mr. Andrews served as the Executive Vice President and Chief Financial Officer of Sallie Mae, and from February 2003 through January 2006, Mr. Andrews served as Executive Vice President, Accounting & Risk Management of Sallie Mae. Prior to joining Sallie Mae, Mr. Andrews was a partner at Arthur Andersen from September 1984 to February 2003.

        Mark Jennings, Director.    Mr. Jennings has served as a Director of the Company since January 2006. Since September 1996, Mr. Jennings has been the Managing Partner and co-founder of Generation Partners, a $325 million private investment firm that acquires and provides growth capital to companies primarily in the business and information services, healthcare and media & entertainment sectors. Prior to founding Generation Partners, Mr. Jennings was a Partner at Centre Partners, a private equity firm affiliated with Lazard Freres, and prior to that, he was employed at Goldman Sachs & Co. Through Generation and predecessor firms, he has invested in more than 50 companies and has served on the Board of Directors of 23 companies, including inVentiv Health, Virtual Radiologic Corporation, Post Education, Sterling Infosystems, Agility Recovery Solutions and Medvance Institute.

        Jack Kemp, Director.    Mr. Kemp has served as a Director of the Company since January 2006. Mr. Kemp is the founder and chairman of Kemp Partners, a strategic consulting firm. Mr. Kemp is also a director of Oracle Corporation, a computer software company, and Hawk Corporation, a specialized components manufacturer.

        Robert J. McGuire, Director.    Mr. McGuire has served as a Director of the Company since May 2003. Since June 2005, Mr. McGuire has been an attorney in private practice in New York. From January 1998 through June 2005, Mr. McGuire served as counsel to Morvillo, Abramowitz, Grand, Iason & Silberburg, P.C., a New York law firm. Prior thereto, he served as Police Commissioner of The City of New York, Chairman and Chief Executive Officer of Pinkerton's Inc. and President of Kroll Associates Inc. Mr. McGuire is President of the Police Athletic League, New York City's largest youth organization.

        Perry Rogers, Director.    Mr. Rogers has served as a Director of the Company since March 2006. Since January 1994, Mr. Rogers has served as President of Agassi Enterprises, Inc., a management firm. In addition, since October 2001, Mr. Rogers has served as President of Alliance Sports Management Co., a management firm, and, during 2004, Mr. Rogers served as a Producer of Entertainment Partners, a television reality series production company. From August 2001 to December 2001, Mr. Rogers was the President of the law firm, Rogers & Wilson, Ltd.

        Dwight Schar, Director.    Mr. Schar has served as a Director of the Company since December 2005. Mr. Schar has served as the Chairman of NVR, Inc., one of the largest homebuilders in the United States, for over five years. From 1980 until July 1, 2005, Mr. Schar also served as Chief Executive Officer of NVR, Inc. Mr. Schar is a member of the Board of Directors of dick clark productions, inc. Mr. Schar is active in the greater Washington community, involved in numerous business and educational groups, as well as on a political level such as National Finance Chair of the Republican National Committee. He was also an appointee to the President's Advisory Committee on the Arts for the Kennedy Center.

        Mark Shapiro, President, Chief Executive Officer and Director.    Mr. Shapiro has served as President, Chief Executive Officer and a Director of the Company since December 2005. From September 2002 to October 2005, Mr. Shapiro served as the Executive Vice President, Programming and Production of ESPN, Inc. From July 2001 to September 2002, he served as Senior Vice President and General Manager, Programming at ESPN. Prior to July 2001, he was Vice President and General Manager of ESPN Classic and ESPN Original Entertainment. From October 2005 until December 2005, Mr. Shapiro served as Chief Executive Officer of Red Zone LLC. Mr. Shapiro is also a director of dick clark productions, inc.

        Daniel M. Snyder, Chairman of the Board.    Mr. Snyder has served as Chairman of the Board of the Company since December 2005. Mr. Snyder is an experienced manager of venue-based businesses. Since July 1999, Mr. Snyder has been the Chairman and Principal Owner of the Washington Redskins franchise of the National Football League and FedExField, the team's wholly-owned 92,000-seat stadium. As one of his key strategies in managing the Washington Redskins, he expanded Redskins sponsorship revenues from $4 million to $48 million and developed significant concession relationships with various vendors through which it sold all concession equipment to Centerplate Food Distribution Company for $16 million, which enabled the Redskins to use the proceeds to pay down its debt. The per capita food spending of Redskins' customers nearly doubled since Mr. Snyder acquired the team. Mr. Snyder has transformed the franchise into one of the most valuable franchises in U.S. sports (according to the Forbes magazine) at approximately $1.5 billion, nearly doubling its annual revenues since he acquired the team. Mr. Snyder was also founder and former Chairman and Chief Executive Officer of Snyder Communications, Inc., an advertising and marketing company formerly listed on the New York Stock Exchange and which had over $1 billion in annual sales. In September of 2000, Snyder Communications, Inc. was successfully sold to Havas Advertising, S.A. for approximately $2.3 billion. Mr. Snyder is Chairman of the Board of dick clark productions, inc., Managing Member of Red Zebra Broadcasting, LLC, which owns several radio stations in Washington, D.C., Maryland, and Virginia, and a member of the Board of Directors of Johnny Rockets Group, Inc. He is also Managing Member of RedZone Capital Management Company, LLC, a private equity firm. Mr. Snyder is Chairman Emeritus of the Board of inventive Health, Inc.

        Harvey Weinstein.    Mr. Weinstein has served as a Director of the Company since January 2006. Since October 2005, Mr. Weinstein has been the Co-Chairman of The Weinstein Company LLC, a multi-media company. In 1979, Mr. Weinstein and his brother founded Miramax Film Corp., which has released some of the most critically acclaimed and commercially successful independent feature films, including The Aviator, Finding Neverland, Chicago, Gangs of New York, Shakespeare in Love, Good Will Hunting, Pulp Fiction and My Left Foot. Mr. Weinstein was Co-Chairman of Miramax from 1979 through September 2005. In 2004, Mr. Weinstein was named a Commander of the Order of the British Empire by Queen Elizabeth II in recognition of his contribution to the British film industry. Mr. Weinstein has also produced several award winning shows on Broadway and around the world, including The Producers, Gypsy, La Boheme, Wonderful Town and more recently All Shook Up, Sweet Charity and Dirty Rotten Scoundrels.

        There is no family relationship among any of the directors or executive officers of the Company.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.

AUDIT COMMITTEE REPORT

        The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which will be reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three independent directors.

        The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. It does so by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal controls regarding finance, disclosure, accounting, and legal compliance and (iii) the Company's auditing, accounting and financial reporting processes generally.

        Management is responsible for the preparation and integrity of the Company's financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has independently met and held discussions with management and the independent registered public accounting firm.

        The following is the report of the Audit Committee of the Company with respect to the Company's audited financial statements for the fiscal year ended December 31, 2007.

        To fulfill its responsibility, the Audit Committee has done the following:

  •
  The Audit Committee has reviewed and discussed with management the Company's audited financial statements and management's assessment of the effectiveness of the Company's internal controls over financial reporting.

  •
  The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, regarding the auditors' judgments about the quality of the Company's accounting principles as applied in its financial reporting.

  •
  The Audit Committee has received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements and management's assessment of the Company's internal controls over financial reporting for the fiscal year ended December 31, 2007 be included in the Company's Annual Report on Form 10-K for such year for filing with the SEC.

C.E. Andrews Robert J. McGuire Perry Rogers

        The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, administers the Company's executive compensation program. The Compensation Committee determines appropriate compensation levels for the Company's named executive officers, evaluates compensation plans, policies and programs, and reviews benefit plans for officers and employees.

Compensation Objectives and Philosophy

        The goals of the Company's executive compensation program are to:

  •
  Provide compensation levels that enable the Company to attract, retain and motivate its executives;

  •
  Tie individual compensation to individual performance and the success of the Company; and

  •
  Align executives' financial interests with those of the Company's stockholders through equity participation.

        The Company's direct compensation program therefore consists of:

  •
  Base salary consistent with the executive's role and contributions to the Company;

  •
  Annual cash bonuses for certain executives tied to the Company's and the individual's performance; and

  •
  A long-term incentive compensation program used to focus executive efforts on longer-term performance that will enhance the value delivered to stockholders, including awards of stock options and shares of restricted stock.

Compensation Procedures

        A substantial number of the Company's senior management team, including all of the Company's named executive officers, joined the Company during or after December 2005. Fiscal 2006 was therefore a transition year for the Company, including with respect to executive compensation.

        In January 2006, the Board retained independent compensation consultant, Mercer Human Resource Consulting ("Mercer"), to advise the Board and the Compensation Committee with respect to appropriate compensatory terms for the Chief Executive Officer, who joined the Company in December 2005. Mercer developed a proposed compensation package that was benchmarked against those of a peer group that included the following companies: Cedar Fair Entertainment Company, Harrah's Entertainment, Inc., MGM Mirage, Boyd Gaming Corporation, Las Vegas Sands Corp., Penn National Gaming, Inc., Trump Entertainment Resorts, Isle of Capri Casinos, Inc., Station Casinos, Inc., Ameristar Casinos, Inc. Aztar Corporation, Pinnacle Entertainment, Inc., Starwood Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Interstate Hotels & Resorts, Gaylord Entertainment Company, Vail Resorts, Inc. and Regal Entertainment Group. In January 2006, the Board considered and approved the salary, bonus and equity incentive compensation for the Chief Executive Officer based on the recommendation of Mercer and authorized the Compensation Committee to finalize an employment agreement for the Chief Executive Officer incorporating such terms.

        At its January 2006 meeting, the Board also considered employment terms for the other named executive officers based on the recommendation of the Chief Executive Officer and on each individual's respective prior experience, then-current compensation level and qualifications. The Board approved the compensation terms and authorized the Compensation Committee to finalize the terms of employment for the named executive officers in an employment agreement for each officer.

        In addition to complying with the terms of the employment agreements for the named executive officers, the Compensation Committee reviews both the Company's performance and individual contributions during the Compensation Committee's last regularly scheduled meeting of the year to determine if additional compensation should be awarded. During this meeting, the Chief Executive Officer also provides the Compensation Committee with his performance evaluations of the other named executive officers. Based on such information, and on the need to retain certain key executives, the Compensation Committee has the discretion to approve year-end bonus and equity awards.

Total Compensation

        The Company intends to provide competitive compensation while offering programs that appropriately motivate the named executive officers to achieve the Company's business objectives. As a result, the Compensation Committee places emphasis on performance-based compensation and links the level of such compensation to the achievement of the Company's business objectives. Further, as described more fully below, because the Chief Executive Officer has the most influence over Company performance, a greater percentage of his compensation is performance-based. The Compensation Committee periodically reviews the mix of cash and equity-based compensation to ensure that the mix is appropriate in light of market trends and the Company's objectives. For 2007, the percentage of total compensation that was equity-based ranged from 43% to 49% for the named executive officers (other than the Chief Executive Officer), and was 72% for the Chief Executive Officer.

Elements of Executive Compensation

  Salaries

        Salaries are used to provide a fixed amount of compensation for an executive's work. Although initially established in each named executive officer's respective employment agreement, the salaries of named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual's performance. None of the named executive officers received a salary increase in 2007 except pursuant to the terms of his respective employment agreement.

  Cash Incentive Awards

        Named executive officers are awarded an annual cash bonus at the discretion of the Compensation Committee. The employment agreements for each named executive officer, other than Mark Quenzel, provide a minimum annual bonus to which the officer is entitled, although, as described more fully below, the Chief Executive Officer's annual bonus is subject to the achievement of specific performance goals. The Chief Executive Officer makes recommendations for consideration by the Compensation Committee as to the annual bonus for Mr. Quenzel and whether or not the other named executive officers should receive an annual bonus that exceeds the minimum amounts set forth in their respective employment agreements. The Compensation Committee considers these recommendations as well as Company-wide and individual performance for that year, taking into account both qualitative and quantitative factors in determining annual bonus amounts for the named executive officers. For fiscal 2007, quantitative factors included actual performance against budgeted EBITDA, budgeted free cash flow, guest satisfaction scores and revenue per capita. Budgeted EBITDA and budgeted free cash flow are established at the beginning of the year. The Compensation Committee may also consider, and place additional weight on, the performance of the specific business unit managed by each respective named executive officer. Qualitative factors include initiative, business judgment, level of responsibility and management skills. Based on the foregoing, none of the named executive officers, other than

Mr. Speed, received a cash bonus for 2007 in excess of the amount set forth in his respective employment agreement because the Company's actual performance in 2007 did not meet budgeted quantitative goals. Mr. Speed was granted an additional $70,000 above the minimum amount set forth in his employment agreement due to his role, in 2007, in the successful sale of seven parks and the refinancing of the Company's credit facility. Mr. Koskovolis received his bonus in the form of stock, valued at the closing price on the date of grant.

        The Chief Executive Officer's employment agreement establishes a target and maximum bonus, both of which are subject to the attainment of specific performance goals, including budgeted EBITDA, budgeted free cash flow, budgeted attendance, budgeted in-park net revenue per capita, real estate sale progress and sponsorship revenues. These performance parameters are weighted as follows: 50% for budgeted EBITDA and 10% for each of the remaining parameters. Pursuant to Mr. Shapiro's employment agreement, Mr. Shapiro will not receive an annual cash bonus in any year in which actual EBITDA is less than 90% of budgeted EBITDA. If the actual result for any of the other performance parameters is less than 90% of the budgeted performance parameter, then Mr. Shapiro will not receive the portion of the annual cash bonus that reflects such performance parameter. Mr. Shapiro's annual cash bonus is further adjusted by the amounts by which the actual performance parameters, including budgeted EBITDA, exceed 90% of the budgeted levels. Based on the foregoing, Mr. Shapiro did not receive a cash bonus for 2007.

  Long-Term Incentive Awards

        The Company's long-term incentive awards are tied to the Company's performance and the value of the Company's common stock over several years. These awards are intended to focus the named executive officers on total stockholder return and to reward the named executive officers' contribution to the long-term growth and performance of the Company. For 2007, the Company's long-term incentive award program consisted of stock options and restricted stock. The Compensation Committee awards stock options or restricted stock, or a combination thereof, based on its determination of the relative value of each form of award at the time of grant and the performance and responsibilities of each named executive officer.

  •
  Stock Options

        Stock options are granted pursuant to the Company's various Stock Option and Incentive Plans. The stock options generally have a term ranging from eight to ten years and, in all instances, an exercise price equal to the fair market value (as defined in the applicable plan) of a share of common stock on the date the stock options are granted. The Company's stock price is the primary performance component for stock options because they have no value to the named executive officers unless the market value of the Company's common stock increases after the grant date. Stock options typically vest 20% upon grant and 20% on the first four anniversaries of such grant date. Stock options awarded for performance are generally determined at the Compensation Committee's last regularly scheduled meeting of the fiscal year. The grant date for such options is typically the same day as the meeting. However, as described under "—2007 Compensation Decisions—Chief Executive Officer," the 2006 year-end equity awards were made in January 2007.

  •
  Restricted Stock

        Restricted stock awards are made pursuant to the Company's various Stock Option and Incentive Plans. Recipients of awards of restricted stock have voting rights and receive dividends on such shares before the awards vest. Generally, awards of restricted stock vest one-third on January 1 of each year following the date of grant. In 2007, none of the named executive officers other than the Chief Executive Officer and the Chief Financial Officer were granted awards of restricted stock. During the

2007 fiscal year, the Chief Executive Officer and the Chief Financial Officer were granted, pursuant to their respective employment agreements, the following restricted stock awards:

Name	Grant Date		Total Award (#)	Vesting Dates
Mark Shapiro President and Chief Executive Officer	1/16/07 11/13/07	(1)	250,000 500,000	100% on 1/1/11(2) 166,667 on each of 1/1/09 and 1/1/10 and 166,666 on 1/1/11
Jeffrey R. Speed Executive Vice President and Chief	1/16/07	(1)	50,000	33,333 on January 1, 2009 and 16,667 on January 1, 2010
Financial Officer	11/13/07		50,000	16,667 on each of 1/1/09 and 1/1/10 and 16,666 on 1/1/11

(1)
The January 2007 restricted stock awards related to 2006 performance as described under "—2007 Compensation Decisions—Chief Executive Officer."

(2)
The Compensation Committee determined that a longer vesting cycle is appropriate for the Chief Executive Officer because of his significant influence over the Company's long-term planning and strategy.

  Perquisites

        The Company provides limited perquisites to named executive officers, certain of which are described below. Compensation paid to the named executive officers with respect to such perquisites is included in the "All Other Compensation" column of the Summary Compensation Table in accordance with the requirements of the SEC. The Compensation Committee reviews the Company's policies on executive officer perquisites on an annual basis.

        Company Aircraft.    When traveling on Company business, the Chief Executive Officer is entitled to use any aircraft owned or leased by the Company. To the extent there are empty seats available on the aircraft while the Chief Executive Officer is traveling on business, the Chief Executive Officer is entitled to invite family members or others to accompany him on the flight. If other named executive officers are traveling with the Chief Executive Officer on the aircraft and there are empty seats available, the named executive officers may invite family members or others to use the aircraft only with the prior permission of the Chief Executive Officer. Under current IRS rules in connection with a family member's personal use of the aircraft, the Company imputes income to the named executive officer for an amount based on the Standard Industry Fare Level rates set by the Department of Transportation. This imputed income amount is included in a named executive officer's earnings and reported as W-2 income to the IRS. The Company does not reimburse named executive officers for the taxes paid on such imputed income. In accordance with SEC rules, for compensation purposes, the Company values the personal use of corporate aircraft based on the aggregate incremental cost to the Company. The Company does not incur any incremental cost when permitting a named executive officer's family member or other person to use an otherwise empty seat on the Company's aircraft. The Company does not own or lease an aircraft as of the date of this Proxy Statement.

        Car Allowance.    The Company provides a car allowance of $500 per month to Mr. Speed pursuant to Mr. Speed's employment agreement.

        Commute Reimbursement.    Pursuant to Mr. Shapiro's employment agreement, the Company reimburses Mr. Shapiro for his commuting expenses to and from work.

        Supplemental Life Insurance and Disability.    In addition to the Company's group insurance policies, the Company provides the Chief Executive Officer with term life insurance with a death benefit equal to his base salary and a disability insurance policy that provides for full income replacement (i) for the first 36 months of the Chief Executive Officer's disability, with respect to calendar year 2007, and (ii) for the first 18 months of the Chief Executive Officer's disability, with respect to calendar year 2008 and thereafter, after which time the standard disability benefit available to senior executives is available to the Chief Executive Officer.

  Other Compensation

        401(k) Plan and Pension Benefits.    The Company has a qualified, contributory 401(k) Plan. In 2007, the Company matched 100% of the first 3% and 50% of the next 2% of salary contributions made by employees, including the named executive officers. The accounts of all participating employees are fully vested upon completion of four years of service.

        As part of the acquisition of the former Six Flags in 1998, the Company assumed the obligations related to the SFTP Defined Benefit Plan (the "Plan"). The Company determined that it was in the best interests of the Company to freeze the Plan effective March 31, 2006 and to instead offer the enhanced 401(k) Plan as described above. As a result, except for certain collectively bargained employees, participants no longer continue to earn future pension benefits. None of the named executive officers participate in the Plan.

        Deferred Compensation Plans.    The Company does not have any deferred compensation plans.

  Employment Agreements

        All named executive officers have employment agreements with the Company. Post-termination payments with respect to the named executive officers are set forth in their respective employment agreements. Post-termination payments provided under these agreements are triggered if the Company terminates a named executive officer's employment without "cause" or the executive terminates his employment for "good reason." At the time these agreements were entered into, the Company believed that these post-termination payment triggers were customary in employment agreements of senior executives and necessary and appropriate to retain these key executives. None of the Company's employment arrangements with the named executive officers provide for payment solely upon a change of control, except that Mr. Shapiro's employment agreement provides for the full vesting of any stock options and restricted stock previously granted upon a change of control. In the course of negotiating Mr. Shapiro's employment agreement, the Compensation Committee concluded that it would be appropriate in order to retain Mr. Shapiro's services and consistent with Mr. Shapiro's position as the CEO of a public company that the Company agree to accelerate the vesting of Mr. Shapiro's equity awards upon a change of control. More detailed information on post-termination compensation is set forth beginning on page 31 of this Proxy Statement.

  Section 162(m) Tax Deductibility

        Section 162(m) of the Internal Revenue Code precludes the Company from deducting compensation in excess of $1,000,000, other than qualified performance-based compensation, payable to the Chief Executive Officer and certain other named executive officers. In 2007, the Company exceeded this limitation for Messrs. Shapiro and Speed. At December 31, 2007, the Company had in excess of $1.9 billion of net operating loss carryforwards for Federal income tax purposes.

2007 Compensation Decisions

  Chief Executive Officer

        Mark Shapiro was elected to the Board by the Company's stockholders on November 29, 2005 in connection with Red Zone LLC's consent solicitation. A component of Red Zone LLC's platform was to urge the Board to appoint Mr. Shapiro as Chief Executive Officer and President, and such appointment was made on December 13, 2005. Based upon the Mercer presentation described above, the Compensation Committee approved a final employment agreement and the Company and Mr. Shapiro entered into such agreement on September 26, 2006. The Company believes that all of the terms described below were necessary, competitive and appropriate to retain an executive of Mr. Shapiro's talent and experience.

        Mr. Shapiro's base annual salary was $1,300,000 for the fiscal year ending December 31, 2007. Mr. Shapiro is also entitled to receive an annual bonus, the target of which is $1,300,000 and the maximum of which is $2,600,000, based upon the achievement of certain performance goals as described above. Because actual EBITDA for fiscal 2007 was less than 90% of budgeted EBITDA, Mr. Shapiro did not receive a cash bonus for 2007.

        Mr. Shapiro's employment agreement provided for immediate grants of 250,000 shares of restricted stock and stock options to purchase 950,000 shares of common stock. The equity awards contain both time-based and performance-based vesting conditions. Subject to Mr. Shapiro's continuing employment with the Company, 50% of the restricted shares vest and become free of restrictions upon the third anniversary of the date of grant and the remaining 50% of the restricted shares vest and become free of restrictions upon the fourth anniversary of the date of grant. With respect to the stock options, subject to Mr. Shapiro's continuing employment with the Company, (i) 475,000 of the stock options vest and become exercisable as follows: 20% upon grant and 20% on each of the first four anniversaries of the date of grant and (ii) 475,000 of the stock options are subject to performance-based vesting, pursuant to which 237,500 stock options will vest when the price of the Company's common stock is at or above $12.00 per share for a period of 90 days, provided that such stock options may not be exercised prior to the second anniversary of the date of grant, and 237,500 stock options will vest when the stock price is at or above $15.00 per share for a period of 90 days, provided that such stock options may not be exercised prior to the third anniversary of the date of grant.

        The Compensation Committee determined in November 2006 that an additional equity grant should be awarded to Mr. Shapiro in light of the significant progress the Company made under his leadership during a transition year for the Company. The Compensation Committee recognized Mr. Shapiro's accomplishments during his first year as Chief Executive Officer of the Company, including assembling a new management team, implementing the Company's new operational plan to maximize stockholder value, which was a key component of Red Zone LLC's consent solicitation approved by the Company's stockholders, transforming the Company's culture and boosting employee morale and motivation. In recognition of these achievements, the Compensation Committee approved a grant of 250,000 shares of restricted stock and 750,000 options. Given the process undertaken by the Company to sell certain of its parks during the fourth quarter of 2006, the Compensation Committee and Board approved these stock options with a future grant date to be at least the second business day after the announcement of the results of the sale process so that the grant date price would reflect the increase in stock price, if any, resulting from such announcement. The stock option grants were therefore approved pursuant to Board authorizations that required that the exercise price be the higher of (i) the fair market value of common stock on November 20, 2006, the date of the authorization by the Board and (ii) the fair market value on the second business day following the Company's announcement of the results of the process undertaken to sell certain parks. In order to grant the stock options and restricted stock on the same date, the grant date of the restricted stock was also delayed. The announcement of the Company's sale was made on January 11, 2007. As a result, the above equity awards were granted on January 16, 2007 and the stock options have an exercise price of $6.24, the average of the fair market value of common stock on January 16, 2007. The year-end equity awards for 2006 for the other named executive officers were similarly granted on January 16, 2007.

        The Compensation Committee determined in November 2007 that an equity grant should be awarded to Mr. Shapiro in light of the further progress the Company made under his leadership in his second year as Chief Executive Officer. During 2007, the Company successfully implemented a series of initiatives, including a capital plan to broaden the family offerings in the parks, staffing initiatives designed to improve the guest experience and a continuation of its efforts to grow revenue per capita, in part, by partnering with well known brand names such as Johnny Rockets and Kodak. As a result, the Company was successful in attracting a higher percentage of family visitors and obtained the highest guest satisfaction survey scores in the Company's recent history. In recognition of these achievements, the Compensation Committee awarded Mr. Shapiro 500,000 shares of restricted stock and options to purchase 250,000 shares of common stock on November 13, 2007. The restricted stock vests in three equal installments, beginning in January 2009 and the options vest in five equal annual installments beginning on the date of grant.

  Other Named Executive Officers

        In addition to receiving the base annual salary set forth in each of their respective employment agreements (i) Mr. Schleimer was awarded the minimum cash bonus amount to which he was entitled pursuant to his employment agreement, (ii) Mr. Koskovolis was awarded his minimum bonus in the form of restricted stock, and (iii) Mr. Speed was granted an additional $70,000 above the minimum amount set forth in his employment agreement due to his role, in 2007, in the successful sale of seven parks and the refinancing of the Company's credit facility. Based on the Company's performance during fiscal 2007, the Compensation Committee did not use its discretionary authority to increase the bonus amounts to be paid to the named executive officers other than with respect to Mr. Speed. The Compensation Committee determined the cash bonus to be awarded to Mr. Quenzel based on, among other factors, the recommendation of the Chief Executive Officer, Mr. Quenzel's individual performance and contributions to the Company during the year and on the Company's implementation of its strategies throughout the year.

        In November 2007, the Compensation Committee also considered additional equity grants for the other named executive officers based upon the performance of the business unit that each officer manages and in recognition of such officer's individual performance and contributions to the Company during the year. The approved awards were as follows:

Name	Restricted Stock (#)		Stock Options (#)(1)
Jeffrey R. Speed	50,000	(2)	300,000	(2)
Mark Quenzel	—		150,000
Louis S. Koskovolis		(3)	100,000
Andrew M. Schleimer	—		100,000

    (1)
    The stock options awarded to these named executive officers had the same terms as those described above under "—Long-Term Incentive Awards—Stock Options."

    (2)
    The restricted stock and 50,000 of the stock options were awarded to Mr. Speed pursuant to his employment agreement.

    (3)
    Mr. Koskovolis received 156,251 shares of restricted stock in lieu of the $250,000 cash bonus that Mr. Koskovolis is entitled to receive pursuant to his employment agreement. The award of such shares of restricted stock was approved by the Compensation Committee in January 2008.

Summary Compensation Table

        The following table sets forth certain summary information concerning compensation paid by the Company to (i) the Company's Chief Executive Officer, (ii) the Company's Chief Financial Officer and (iii) the Company's three most highly compensated executive officers other than the Chief Executive Officer for each of the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Mark Shapiro President and Chief Executive Officer	2007 2006	1,308,416 1,055,192	— —		1,093,202 618,114	2,462,437 2,317,295	69,169 —	4,933,224 3,990,601
Jeffrey R. Speed Executive Vice President and Chief Financial Officer	2007 2006	722,788 639,846	320,000 300,000		543,376 772,163	530,113 414,029	77,117 382,432	2,193,394 2,508,470
Louis S. Koskovolis Executive Vice President, Corporate Alliances	2007 2006	650,000 612,500	250,000 250,000	(6)	— —	275,652 491,332	11,880 —	1,187,532 1,353,832
Mark Quenzel Executive Vice President, Park Strategy & Management	2007 2006	500,000 525,000	165,000 150,000		228,072 528,497	289,144 300,533	10,440 —	1,192,656 1,504,030
Andrew M. Schleimer Executive Vice President, Strategic Development & In-Park Services	2007 2006	500,000 476,923	110,000 300,000		230,007 525,762	235,917 278,576	10,440 —	1,086,364 1,581,261

(1)
The cash bonuses paid to Messrs. Speed, Koskovolis and Schleimer were guaranteed by their employment agreements. Unlike the other bonuses, the amount for Mr. Quenzel was not dictated by his employment agreement. The amount paid was based on a recommendation of the Chief Executive Officer and was approved by the Compensation Committee and the Board. The amounts shown for 2006 include signing bonuses awarded to Mr. Koskovolis ($50,000) and Mr. Schleimer ($200,000).

(2)
The dollar amount represents the amount recognized for financial statement reporting purposes in accordance with FAS 123(R). The weighted average grant date fair value for the shares granted in 2007 was $3.61 and the weighted average period over which that cost is expected to be recognized is 2.95 years. The weighted average grant date fair value for the shares granted in 2006 was $9.58 and the weighted average period over which that cost is expected to be recognized is 2.94 years. In reflecting the 2007 and 2006 compensation cost of these awards, the assumptions used were the same as those reflected for such years in Note 1(q) to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)
The equity awards granted in January 2007 related to 2006 performance. The equity awards granted in November 2007 related to 2007 performance.

(4)
The dollar amount represents the amount recognized for financial statement reporting purposes in accordance with FAS 123(R). With the exception of options to purchase 475,000 shares granted to Mr. Shapiro in 2006 with a market-based condition, the estimated fair value of options was calculated using the Black-Scholes option pricing valuation model. For the options with a market condition, the estimated fair value was determined using the Monte Carlo option pricing valuation model. In reflecting the 2007 and 2006 compensation cost of these awards, the assumptions used were the same as those reflected for such years in Note 1(p) to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(5)
The following table sets forth the compensation elements of the "All Other Compensation" column:

Executive	Year	Company Contribution to 401(k) Plan ($)(a)	Automobile Allowance ($)(b)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)		Relocation Allowance ($)
Mark Shapiro	2007	9,000	—	1,440	58,729	(c)	—
Jeffrey R. Speed	2007 2006	9,000 —	6,000 6,231	2,880 1,995	— —		59,237 374,206	(d) (d)
Louis S. Koskovolis	2007	9,000	—	2,880	—		—
Mark Quenzel	2007	9,000	—	1,440	—		—
Andrew M. Schleimer	2007	9,000	—	1,440	—		—

    (a)
    The Company provides matching contributions of 100% of the first 3% and 50% of the next 2% of covered salary that employees contribute to the Six Flags, Inc. 401(k) Plan.

    (b)
    Mr. Speed is entitled to a fixed automobile allowance pursuant to his employment agreement.

    (c)
    Pursuant to Mr. Shapiro's employment agreement, the Company provided Mr. Shapiro with a disability insurance policy that provides for, in 2007, full income replacement for the first 36 months of Mr. Shapiro's disability, after which time the standard disability benefit available to senior executives applies to Mr. Shapiro. For 2008 and thereafter, the disability insurance policy provides for full income replacement for the first 18 months of Mr. Shapiro's disability, after which time the standard disability benefit available to senior executives applies to Mr. Shapiro.

    (d)
    The amount shown for 2007 reflects the tax gross-up of the relocation allowance issued to Mr. Speed in 2006. The amount shown for 2006 includes a tax gross-up of $108,996.

(6)
On March 11, 2008, Mr. Koskovolis was granted 156,251 shares of restricted stock in lieu of a cash bonus award for fiscal year 2007. Such shares of restricted stock vest as follows: 67,935 shares vested on March 11, 2008; 67,935 shares vested on April 7, 2008; and 20,381 shares will vest on March 11, 2011 if the Adjusted EBITDA of the Company for the year ended December 31, 2010 equals or exceeds a certain threshold. Adjusted EBITDA is defined as the amount shown as such in the Company's earnings release for the year ended December 31, 2010.

Employment Agreements

        All of the current named executive officers have employments agreements that set forth the terms and conditions of their employment with the Company. A summary of each of these agreements is provided below.

  Mark Shapiro

        On September 26, 2006, the Company entered into a three-year employment agreement with Mark Shapiro, Chief Executive Officer and President of the Company (the "Shapiro Employment Agreement"). Pursuant to the Shapiro Employment Agreement, Mr. Shapiro has the right to extend the term for two successive one-year periods.

        Pursuant to the Shapiro Employment Agreement, Mr. Shapiro is entitled to receive (i) a base salary of $1,000,000 for 2006 and $1,300,000 thereafter and (ii) a bonus equal to a maximum of $2,600,000, with a target bonus of $1,300,000, subject to the attainment of certain performance targets. In addition to the Company's group insurance policies, Mr. Shapiro is entitled to a term life insurance policy with a death benefit equal to his base salary and a disability insurance policy that provides for full income replacement (i) for the first thirty-six months of Mr. Shapiro's disability, with respect to calendar year 2007, and (ii) for the first eighteen months of Mr. Shapiro's disability, with respect to calendar year 2008 and thereafter, after which time the standard disability benefit available to senior executives applies.

        If Mr. Shapiro's employment is terminated for any reason, the Company will pay Mr. Shapiro his salary through the date of termination or death, any unpaid bonuses for prior fiscal years, any benefits due to him under any Company benefit plans and any payments due to him under any Company program, including insurance policies.

        If Mr. Shapiro's employment is terminated without cause or for good reason (as such terms are defined in the Shapiro Employment Agreement and as described under "Potential Payments Upon Termination" beginning on page 31 hereof), then Mr. Shapiro will be entitled to receive (i) a lump sum cash severance payment equal to the unpaid balance of his annual salary and annual bonuses he would have been paid for the remainder of his term, but in no event less than three times the sum of Mr. Shapiro's annual salary and annual bonus, based on the highest salary in effect at any time during his employment and the bonus he earned during the year prior to the termination; (ii) his unpaid base salary through the date of termination and any earned but unpaid bonus plus a lump sum cash amount equal to his target bonus for the year terminated on a pro rated basis; (iii) any benefits due under any employee benefit plan and any payments due under the terms of any Company program, arrangement or agreement, excluding any severance program or policy; (iv) continued benefits for three years; (v) payment of any expenses owed to him; (vi) full vesting of all previously granted stock options and restricted stock regardless of whether the time or performance requirements have been satisfied; and (vii) gross-up payments for any excise taxes incurred on payments in excess of a specified threshold.

        The Shapiro Employment Agreement also contains a confidentiality provision and a one-year non-compete agreement.

  Jeffrey R. Speed

        The Company entered into a four-year employment agreement beginning on February 1, 2006 with Jeffrey R. Speed, Executive Vice President and Chief Financial Officer of the Company (the "Speed Employment Agreement"). Pursuant to the Speed Employment Agreement, Mr. Speed has the right to extend the term for two successive one-year periods.

        Pursuant to the Speed Employment Agreement, Mr. Speed is entitled to receive (i) a base salary of $700,000, which will be increased by at least $25,000 per year and (ii) a bonus in an amount determined by the Board but not less than $300,000 for 2006 and at least $250,000 thereafter. During the term of Mr. Speed's employment, he is entitled to receive stock options to purchase at least 200,000 shares of the Company's common stock (at least 50,000 annually), which will vest 20% upon grant and 20% on each of the first four anniversaries of the grant date, and at least 200,000 restricted shares (at least 50,000 annually), which will vest and become free of restrictions ratably over a three year period from the date of grant. In January 2007, pursuant to an amendment to the Speed Employment Agreement, the vesting of restricted shares issued to Mr. Speed on (i) February 14, 2006 were amended to provide that the shares vest and the restrictions thereon lapse in equal installments on each of January 1, 2007, January 1, 2009 and January 1, 2010 and (ii) January 16, 2007 were amended to provide that the shares vest and the restrictions thereon lapse with respect to 33,333 shares on January 1, 2009 and 16,667 shares on January 1, 2010.

        If Mr. Speed's employment is terminated without cause or for good reason (as such terms are defined in the Speed Employment Agreement and as described under "Potential Payments Upon Termination" beginning on page 31 hereof), then Mr. Speed will be entitled to (i) receive a lump sum cash severance payment equal to the unpaid balance of his annual salary and annual bonuses he would have been paid for the remainder of his term, but in no event less than two times the sum of Mr. Speed's annual salary and annual bonus, based on the highest salary in effect at any time during his employment and the bonus he earned during the year prior to the termination; (ii) full vesting of all previously granted stock options and restricted stock; and (iii) continued benefits for twelve months.

        The Speed Employment Agreement contains standard non-disclosure and non-compete requirements.

  Mark Quenzel

        The Company entered into a four-year employment agreement beginning on December 14, 2005 with Mark Quenzel, Executive Vice President, Park Strategy and Management of the Company (the "Quenzel Employment Agreement"). Pursuant to the Quenzel Employment Agreement, Mr. Quenzel is entitled to receive a base salary of $500,000 and an annual bonus as determined by the Company.

        If Mr. Quenzel's employment is terminated without cause or for good reason (as such terms are defined in the Quenzel Employment Agreement and as described under "Potential Payments Upon Termination" beginning on page 31 hereof), then Mr. Quenzel will be entitled to (i) receive a lump sum cash severance payment equal to the unpaid balance of his annual salary and annual bonuses he would have been paid for the remainder of his term, based on the highest salary in effect at any time during his employment and the bonus he earned during the year prior to the termination; (ii) full vesting of all previously granted stock options and restricted stock, with a limited exception; and (iii) continued benefits for twelve months.

        The Quenzel Employment Agreement contains standard non-disclosure and non-compete requirements.

  Louis S. Koskovolis

        The Company entered into a four-year employment agreement beginning on January 23, 2006 with Louis S. Koskovolis, Executive Vice President, Corporate Alliances of the Company (the "Koskovolis Employment Agreement"). Pursuant to the Koskovolis Employment Agreement, Mr. Koskovolis is entitled to receive a base salary of $650,000 and an annual bonus in an amount determined by the Company but not less than $200,000 for 2006 and $250,000 thereafter.

        If Mr. Koskovolis' employment is terminated without cause or for good reason (as such terms are defined in the Koskovolis Employment Agreement and as described under "Potential Payments Upon Termination" beginning on page 31 hereof), then Mr. Koskovolis will be entitled to (i) receive a lump sum cash severance payment equal to the unpaid balance of his annual salary and annual bonuses he would have been paid for the remainder of his term, based on the highest salary in effect at any time during his employment and the bonus he earned during the year prior to the termination; (ii) full vesting of all previously granted stock options; and (iii) continued benefits for twelve months.

        The Koskovolis Employment Agreement contains standard non-disclosure and non-compete requirements.

  Andrew M. Schleimer

        The Company entered into a four-year employment agreement beginning on January 18, 2006 with Andrew M. Schleimer, Executive Vice President, Strategic Development & In-Park Services of the Company (the "Schleimer Employment Agreement"). Pursuant to the Schleimer Employment Agreement, Mr. Schleimer is entitled to receive a base salary of $500,000 and an annual bonus in an amount determined by the Company but not less than $100,000.

        If Mr. Schleimer's employment is terminated without cause or for good reason, as such terms are defined in the Schleimer Agreement, then Mr. Schleimer will be entitled to receive substantially similar severance benefits as described above for Mr. Quenzel.

        The Schleimer Employment Agreement contains standard non-disclosure and non-compete requirements.

Grants of Plan-Based Awards

        The following table provides information on equity and non-equity awards granted in 2007 to each of the named executive officers:

													Exerci- se or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: No. of Shares of Stock or Units(#)(2)	All Other Option Awards: No. of Secu- rities Unde- rlying Opt- ions(#)(3)
Name	Grant Date	Approv- al Date	Thres- hold($)	Target ($)		Maximum ($)		Thres- hold(#)	Target (#)	Maximum (#)
Mark Shapiro	1/16/07 1/16/07 11/13/07 11/13/07	12/19/06 12/19/06 11/13/07 11/13/07		1,300,000	(1)	2,600,000	(1)				250,000 — 500,000 —	— 750,000 — 250,000	— 6.24 — 2.17	6.24 2.82 2.17 1.20
Jeffrey R. Speed	1/16/07 1/16/07 11/13/07 11/13/07	11/20/06 11/20/06 11/13/07 11/13/07									50,000 — 50,000 —	— 200,000 — 300,000	— 6.24 — 2.17	6.24 2.82 2.17 1.20
Louis S. Koskovolis	1/16/07 11/13/07	11/20/06 11/13/07									— —	25,000 100,000	6.24 2.17	2.82 1.20
Mark Quenzel	1/16/07 11/13/07	11/20/06 11/13/07									— —	100,000 150,000	6.24 2.17	2.82 1.20
Andrew M. Schleimer	1/16/07 11/13/07	11/20/06 11/13/07									— —	75,000 100,000	6.24 2.17	2.82 1.20

(1)
Under his employment agreement, Mr. Shapiro's annual cash bonus is based on six performance criteria ("Performance Parameters"): EBITDA (50% weight) and free cash flow, attendance, in-park revenue per capita, sales of non-strategic assets and sponsorship revenue (each with a 10% weight). If actual EBITDA is less than 90% of budgeted EBITDA, no bonus is payable. If the actual result for any of the Performance Parameters (other than EBITDA) is less than 90% of the budgeted Performance Parameter, then Mr. Shapiro will not receive the portion of the annual cash bonus that reflects such Performance Parameter. If actual EBITDA exceeds 110% of budgeted EBITDA, the maximum bonus is payable. If actual performance ranges from 90% of the Performance Parameters to 110% of the Performance Parameters, Mr. Shapiro is entitled to a bonus ranging from 50% of the target bonus listed above to two times such target bonus. Based on these Performance Parameters, Mr. Shapiro did not receive a cash bonus for 2007.

(2)
The shares of restricted stock were granted to Messrs. Shapiro and Speed pursuant to their respective employment agreements. The January 2007 grants were issued pursuant to the Company's 2006 Stock Option and Incentive Plan. The November 2007 grants were issued pursuant to the Company's 2007 Stock Option and Incentive Plan

(3)
Messrs. Speed, Koskovolis, Quenzel and Schleimer received their stock options in January 2007 pursuant to the Company's 2004 Stock Option and Incentive Plan. Mr. Shapiro received his stock options in January 2007 pursuant to the Company's 2006 Stock Option and Incentive Plan. Messrs. Shapiro, Speed, Quenzel and Schleimer received their stock options in November 2007 pursuant to the Company's 2007 Stock Option and Incentive Plan. Mr. Koskovolis received his stock options in November 2007 pursuant to the Company's 2006 Stock Option and Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the total outstanding equity awards as of December 31, 2007 for each of the named executive officers:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unxerciseable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)		Option Exercise Price($)	Option Expirat- ion Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Mark Shapiro	1/11/06 1/16/07 11/13/07	190,000 150,000 50,000	285,000 600,000 200,000	475,000 — —	(4)	9.21 6.24 2.17	1/11/16 1/16/15 11/13/17	250,000 250,000 500,000	507,500 507,500 1,015,000	— — —	— — —
Jeffrey R. Speed	2/14/06 1/16/07 11/13/07	60,000 40,000 60,000	90,000 160,000 240,000	— — —		10.27 6.24 2.17	2/14/16 1/16/15 11/13/17	100,000 50,000 50,000	203,000 101,500 101,500	— — —	— — —
Mark Quenzel	1/11/06 1/16/07 11/13/07	40,000 20,000 30,000	60,000 80,000 120,000	— — —		9.21 6.24 2.17	1/11/16 1/16/15 11/13/17	66,667 — —	135,334 — —	— — —	— — —
Louis S. Koskovolis	2/14/06 1/16/07 11/13/07	80,000 5,000 20,000	120,000 20,000 80,000	— — —		10.27 6.24 2.17	2/14/16 1/16/15 11/13/17	— — —	— — —	— — —	— — —
Andrew M. Schleimer	1/18/06 1/16/07 11/13/07	40,000 15,000 20,000	60,000 60,000 80,000	— — —		10.16 6.24 2.17	1/18/16 1/16/15 11/13/17	66,667 — —	135,334 — —	— — —	— — —

(1)
The vesting dates for the stock options are as follows:

Name	Grant Date	Vesting Dates
Mark Shapiro	1/11/06 1/16/07 11/13/07	20% on date of grant and on each of 1/11/07, 1/11/08, 1/11/09 and 1/11/10
20% on date of grant and on each of 1/16/08, 1/16/09, 1/16/10 and 1/16/11
20% on date of grant and on each of 11/13/08, 11/13/09, 11/13/10 and 11/13/11
Jeffrey R. Speed	2/14/06 1/16/07 11/13/07
20% on date of grant and on each of 2/14/07, 2/14/08, 2/14/09 and 2/14/10
20% on date of grant and on each of 1/16/08, 1/16/09, 1/16/10 and 1/16/11
20% on date of grant and on each of 11/13/08, 11/13/09, 11/13/10 and 11/13/11
Mark Quenzel	1/11/06 1/16/07 11/13/07
20% on date of grant and on each of 1/11/07, 1/11/08, 1/11/09 and 1/11/10
20% on date of grant and on each of 1/16/08, 1/16/09, 1/16/10 and 1/16/11
20% on date of grant and on each of 11/13/08, 11/13/09, 11/13/10 and 11/13/11
Louis S. Koskovolis	2/14/06 1/16/07 11/13/07
20% on date of grant and on each of 2/14/07, 2/14/08, 2/14/09 and 2/14/10
20% on date of grant and on each of 1/16/08, 1/16/09, 1/16/10 and 1/16/11
20% on date of grant and on each of 11/13/08, 11/13/09, 11/13/10 and 11/13/11
Andrew M. Schleimer	1/18/06 1/16/07 11/13/07
20% on date of grant and on each of 1/18/07, 1/18/08, 1/18/09 and 1/18/10
20% on date of grant and on each of 1/16/08, 1/16/09, 1/16/10 and 1/16/11
20% on date of grant and on each of 11/13/08, 11/13/09, 11/13/10 and 11/13/11

(2)
The vesting dates for the shares of restricted stock are as follows:

Name	Grant Date	Vesting Dates
Mark Shapiro	1/11/06 1/16/07 11/13/07	50% on each of 1/11/09 and 1/11/10 100% on 1/1/11 166,667 on January 1, 2009 and January 1, 2010 and 166,666 on January 1, 2011
Jeffrey R. Speed	2/14/06 1/16/07 11/13/07	Equal installments on each of 1/1/07, 1/1/09 and 1/1/10 33,333 on January 1, 2009 and 16,667 on January 1, 2010 16,667 on January 1, 2009 and January 1, 2010 and 16,666 on January 1, 2011
Mark Quenzel	1/11/06	Equal installments on each of 1/1/07, 1/1/09 and 1/1/10
Andrew Schleimer	1/18/06	Equal installments on each of 1/1/07, 1/1/09 and 1/1/10
(3)
The market value is based on the closing price of the Company's common stock on December 31, 2007 of $2.03 multiplied by the number of shares.

(4)
The stock options granted to Mr. Shapiro are subject to market-based vesting, pursuant to which, subject to Mr. Shapiro's continuing employment with the Company, (i) 237,500 stock options will vest when the price of the Company's common stock is at or above $12.00 per share for a period of 90 days, provided that such stock options may not be exercised prior to the second anniversary of the date of grant, and (ii) 237,500 stock options will vest when the stock price is at or above $15.00 per share for a period of 90 days, provided that such stock options may not be exercised prior to the third anniversary of the date of grant.

Option Exercises and Stock Vested

        The following table provides information regarding the number of shares of stock that vested during 2007 for each of the named executive officers and the resulting value realized. No stock option awards held by the named executive officers were exercised during 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Shapiro	—	—
Jeffrey R. Speed	50,000	264,750
Mark Quenzel	33,333	176,498
Louis S. Koskovolis	—	—
Andrew M. Schleimer	33,333	176,498

Pension Benefits

        The Company's tax-qualified defined benefit pension plan known as the Six Flags, Inc. Pension Plan was "frozen" effective March 31, 2006, pursuant to which participants (excluding certain union employees) no longer continue to earn future pension benefits. None of the named executive officers participates in the plan.

Non-Qualified Deferred Compensation

        The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers.

Potential Payments Upon Termination

Description of Severance Provisions

        All of the named executive officers have provisions in their employment agreements providing for separation payments and benefits upon certain types of termination of employment. The Company does not provide for post-termination payments solely in the event of a change of control except that in such event, Mr. Shapiro's equity awards fully vest. The amounts shown and discussed in this section assume that a termination was effective as of December 31, 2007, unless otherwise indicated.

  Payments Made Upon Death or Disability

        Upon a named executive officer's death or disability, other than with respect to Messrs. Shapiro and Speed, such executive (or his estate and/or beneficiaries) would be entitled to receive (i) unpaid base salary through the date of termination; (ii) any earned but unpaid bonus for the prior year; and (iii) any benefits due to such executive under any of the Company's employee benefit plans and any payments due to such executive under the terms of any Company program, arrangement or agreement, excluding any severance program ((i), (ii) and (iii) collectively, the "Accrued Amounts"). All stock options and shares of restricted stock previously granted to such executive would also fully vest.

        In addition to the payments and acceleration of equity awards above, each of Messrs. Shapiro and Speed would also be entitled to receive any expenses owed to him by the Company. Further, Mr. Shapiro (or his estate and/or beneficiaries) would be entitled to receive a lump sum cash payment equal to his target bonus for the year of termination on a pro-rated basis.

  Payments Made Upon Termination for Cause

        If the Company terminates a named executive officer for "cause," as defined below, such named executive officer would be entitled to receive the Accrued Amounts. Each of Messrs. Shapiro and Speed would also be entitled to receive any expenses owed to him by the Company. Any unvested options and/or shares of restricted stock previously granted to the executive but not yet vested would not be accelerated.

        "Cause" is defined under the employment agreements for Messrs. Koskovolis, Quenzel and Schleimer as follows:

  •
  executive's willful and continuing failure to substantially perform his duties;

  •
  executive's willful malfeasance or gross neglect in the performance of his duties;

  •
  executive's conviction of, or plea of guilty or nolo contendere to, the commission of a felony or a misdemeanor involving moral turpitude;

  •
  the commission by the executive of an act of fraud or embezzlement against the Company or any affiliate; or

  •
  executive's willful breach of any material provision of his employment agreement.

        "Cause" is defined under the employment agreements for Messrs. Shapiro and Speed as follows:

  •
  executive's willful and continuing failure to substantially perform his duties and such failure is not remedied within 15 days after his receipt of written notice from the Company;

  •
  executive's willful malfeasance or gross neglect in the performance of his duties (and with respect to Mr. Shapiro, such malfeasance or neglect results in material harm to the Company);

  •
  executive's conviction of, or plea of guilty or nolo contendere to, the commission of a felony or a misdemeanor involving moral turpitude;

  •
  the commission by the executive of an act of fraud or embezzlement against the Company or any affiliate; or

  •
  executive's willful breach of any material provision of his employment agreement and such failure is not remedied within 15 days after his receipt of written notice from the Company (and after the opportunity to appear before the Board, with respect to Mr. Shapiro only).

        No act or failure to act by a named executive officer will be considered to be "willful" unless done or omitted to be done by the executive in bad faith or without reasonable belief that the executive's action or omission was in the best interests of the Company.

  Termination Without Cause or For Good Reason

        The Company may terminate a named executive officer's employment without cause and a named executive officer may terminate his employment for "good reason" (as defined below).

        In any such event, Messrs. Koskovolis, Quenzel and Schleimer would be entitled to receive (i) the Accrued Amounts; (ii) a lump sum cash severance payment equal to the unpaid balance of the executive's base salary and annual bonus the executive would have been paid for the balance of the then-current term of his employment agreement (the highest base salary in effect at any time during his employment and the annual bonus received for the most recent completed fiscal year prior to termination would be used for such calculation); (iii) continued health plan coverage for a period of twelve months on the same basis as such coverage is made available to other executive officers; (iv) continued coverage for a period of twelve months under any Company life insurance plan in which the executive had been participating prior to the date of termination; and (v) full vesting of all stock options and shares of restricted stock previously granted to such executive, except if such termination was for good reason as a result of a relocation.

        Mr. Shapiro would be entitled to receive the same benefits as Messrs. Koskovolis, Quenzel and Schleimer except that (i) in no event may his lump sum cash severance payment be less than three times the sum of (a) his base salary and (b) his annual bonus; (ii) Mr. Shapiro would be entitled to receive continued coverage under health plans, other welfare benefit plans, life insurance and disability insurance policies for thirty-six months and (iii) the vesting of Mr. Shapiro's equity awards would be accelerated upon a termination for good reason notwithstanding the reason therefor. Mr. Shapiro would also receive (i) a lump sum cash amount equal to his target bonus for the year of termination on a pro-rated basis and (ii) any expenses owed to him by the Company.

        Mr. Speed would be entitled to receive the same benefits as Messrs. Koskovolis, Quenzel and Schleimer except that (i) in no event may his lump sum cash severance payment be less than two times the sum of (a) his base salary and (b) his annual bonus and (ii) the vesting of Mr. Speed's equity awards would be accelerated upon a termination for good reason notwithstanding the reason therefor. Mr. Speed would also receive any expenses owed to him by the Company.

        "Good Reason" is defined under the employment agreements for Messrs. Speed, Koskovolis, Quenzel and Schleimer to mean the occurrence, without such executive's express written consent, of:

  •
  an adverse change in the executive's title (and with respect to Mr. Speed, a change in his duty to report directly to the Chief Executive Officer);

  •
  a diminution in the executive's employment duties, responsibilities or authority or the assignment to executive of duties that are materially inconsistent with his position;

  •
  any reduction in base salary (and with respect to Mr. Speed, any reduction in base salary or annual bonus to an amount less than any minimum amount agreed to in his employment agreement);

  •
  a relocation of executive's principal place of employment to a location outside of the New York area (and with respect to Mr. Speed, such relocation would unreasonably increase his commute); or

  •
  any willful breach by the Company of any material provision of the executive's employment agreement which is not cured within 15 days after written notice is received from executive.

        "Good Reason" is defined under the employment agreement for Mr. Shapiro to mean the occurrence, without such executive's express written consent, of:

  •
  an adverse change in the executive's title or a change in his duty to report directly to the Board with respect to Mr. Shapiro;

  •
  a diminution in the executive's employment duties, responsibilities or authority or the assignment to executive of duties that are materially inconsistent with his position;

  •
  any reduction in base salary, maximum bonus or target bonus set forth in his employment agreement;

  •
  a relocation of executive's principal place of employment to a location outside of the New York area that would unreasonably increase his commute;

  •
  at any time during the term of his employment agreement, the failure to be nominated for election as a director of the Company or the his removal from the Board other than for cause; or

  •
  any willful breach by the Company of any material provision of the executive's employment agreement which is not cured within 15 days after written notice is received from executive.

        In order to receive the post-employment payments described above, the named executive officers must agree to provisions regarding confidentiality, return of information, noncompetition (one year) and nonsolicitation of any of the Company's employees, consultants or independent contractors (one year). In addition, in order to receive payments in connection with a termination without cause or for good reason, the named executive must execute a waiver and release of any and all claims with respect to the Company.

        Upon a change of control, the Shapiro Employment Agreement provides that all previously granted stock options and shares of restricted stock will vest.

Potential Payments Upon Termination of Employment or Change of Control

        The table below illustrates payments that would be made to a named executive officer if his employment terminates due to a termination for death or disability, for cause, without cause or for good reason. The table only details additional incremental payments that would be owed by the Company to the executive beyond what the named executive officer has already earned.

	Cash Severance Payments		Early Vesting of Restricted Stock(1)			Early Vesting of Stock Options(2)	Continuation of Medical, Dental and Life Insurance
Mark Shapiro Death or Disability For Cause Without Cause or for Good Reason Change of Control(3)	$	— — 7,800,000 —	$ $ $	2,030,000 — 2,030,000 2,030,000		— — — —	$	— — 42,518 —
Jeffrey R. Speed Death or Disability For Cause Without Cause or for Good Reason	$	— — 2,140,000	$ $	406,000 — 406,000		— — —	$	— — 15,613
Louis Koskovolis Death or Disability For Cause Without Cause or for Good Reason	$	— — 1,800,000		— — —		— — —	$	— — 15,613
Mark Quenzel Death or Disability For Cause Without Cause or for Good Reason	$	— — 1,330,000	$ $	135,334 — 135,334	(4)	— — —	$	— — 14,173
Andrew M. Schleimer Death or Disability For Cause Without Cause or for Good Reason	$	— — 1,220,000	$ $	135,334 — 135,334	(4)	— — —	$	— — 7,812

(1)
Awards of restricted stock would vest. The value of such awards on December 31, 2007 is shown at $2.03 per share.

(2)
All stock options would vest. The intrinsic value of the unexercisable options as of December 31, 2007 was $0 because the exercise price of each option was higher than the stock price of $2.03.

(3)
None of the other named executive officers receive any benefit upon a change of control.

(4)
Only in the event of a termination without Cause.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K and Proxy Statement for the 2008 Annual Meeting.

Harvey Weinstein Mark Jennings Perry Rogers

        The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

TRANSACTIONS WITH RELATED PERSONS

  Policy and Procedures Regarding Transactions with Related Persons

        The Nominating and Corporate Governance Committee has adopted a written policy relating to its review and approval of transactions with related persons in which the amount involved exceeds $120,000. A "related person" includes any director or executive officer of the Company, any person who is the beneficial owner of more than 5% of the Company's common stock, an immediate family member of any of the foregoing persons and any firm, corporation or other entity controlled by any of the foregoing persons. The Nominating and Corporate Governance Committee reviews and approves all related person transactions in which the amount involved exceeds $120,000. At times, it may be advisable to initiate a transaction before the Nominating and Corporate Governance Committee has evaluated it, or a transaction may begin before discovery of a related person's participation. In such instances, the Nominating and Corporate Governance Committee must ratify the related person transaction at its next regularly scheduled meeting or the transaction must be rescinded. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Nominating and Governance Committee. In approving any related person transaction, the Nominating and Corporate Governance Committee must determine that the transaction is fair and reasonable and on terms no less favorable to the Company than could be obtained in a comparable arm's length transaction with an unrelated third party.

  Transactions with Related Persons

        The following transactions are considered to be "related person" transactions under the Company's corporate policy and applicable SEC regulations:

        On February 26, 2007, the Board approved a marketing alliance and sponsorship agreement between the Company and Johnny Rockets Group, Inc., a restaurant chain ("Johnny Rockets"). Pursuant to the agreement, the Company opened and operated six Johnny Rockets restaurants in its parks during 2007 and agreed to open and operate ten additional restaurants in 2008. Johnny Rockets is required to pay the Company an annual sponsorship fee and, in addition to the annual sponsorship fee, the Company will receive 95% of the gross sales generated by the Johnny Rockets restaurants at the Company's parks. Before approving this transaction, the Board was informed that RedZone Capital Partners II L.P. ("Redzone Capital"), a private equity fund managed by RedZone Capital GP LLC of which Daniel M. Snyder and Dwight Schar are Managing Members, intended to acquire Johnny Rockets after the relationship with the Company was formed. RedZone Capital has since completed its acquisition of Johnny Rockets. The Board determined, with Messrs. Snyder and Schar recusing themselves, that the proposed transaction was fair and reasonable and was on terms no less favorable to the Company than could be obtained in a comparable arm's length transaction with an unrelated third party.

        On June 18, 2007, the Company acquired a minority 40% equity interest in CPIH LLC ("CPIH"), which owns dick clark productions, inc. ("dcpi"), for a net investment of approximately $39.7 million. RedZone Capital acquired the majority 60% interest in CPIH. During the fourth quarter of 2007, an additional third party investor purchased approximately 2.0% of the interest in CPIH from the Company and RedZone Capital. As a result, the Company's ownership interest was approximately 39.2% as of December 31, 2007. The Company intends to use the dcpi library, which includes the Golden Globes, the American Music Awards, the Academy of Country Music Awards, So You Think You Can Dance, American Bandstand and Dick Clark's New Year's Rockin' Eve, to provide additional product offerings in the Company's parks as well as for the promotion and advertising of the parks. The board of directors of CPIH includes Mark Shapiro and Michael Antinoro, the Company's Executive Vice President, Entertainment and Marketing, as well as Messrs. Snyder and Schar. Through this investment, as well as through a license granted to the Company by dcpi and its wholly owned subsidiaries, the Company will receive certain exclusive rights to use dcpi's library properties in connection with its theme parks. Prior to consummation of the transaction, the Board appointed a special committee consisting of Messrs. Andrews and McGuire, disinterested and independent directors, to review and evaluate the investment. The special committee retained independent legal counsel and a financial advisor. The special committee determined that the proposed transaction was fair and reasonable and was on terms no less favorable to the Company than could be obtained in a comparable arm's length transaction with an unrelated third party. Recently, pursuant to a management agreement, the Company also assumed certain management oversight of dcpi, and will receive an annual management fee of $1 million as well as reasonable out-of-pocket expenses from dcpi. The management services include providing executive-level supervisory support as well as financial and other operations support. The term of the management agreement is four years, subject to earlier termination in certain circumstances. The management arrangement was approved by both the Nominating and Corporate Governance Committee and the entire Board.

        In the first quarter of 2008, the Nominating and Corporate Governance Committee approved a payment in the amount of approximately $350,000 to RedZone Capital Management Co., LLC, for the expenses incurred by it in connection with its role in introducing a third party entity to the Company and in assisting the Company in negotiating an agreement with that party for exclusivity in the potential development of certain international theme parks. Messrs. Snyder and Schar are Managing Members of RedZone Capital Management Co., LLC. The Nominating and Corporate Governance Committee and the entire Board determined that the proposed transaction was fair and reasonable and was on terms no less favorable to the Company than could be obtained in a comparable arm's length transaction with an unrelated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of the common stock, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of common stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC rules and regulations to furnish the Company with copies of all such forms they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such forms received by the Company and written representations from certain reporting persons that no additional forms were required for those persons, during 2007 all officers, directors, and greater than ten percent beneficial owners filed the required reports on a timely basis.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        KPMG LLP ("KPMG"), the Company's independent public accounting firm, audited the Company's consolidated financial statements for the fiscal year ended December 31, 2007.

        The Audit Committee has appointed KPMG as the Company's independent public accounting firm for the fiscal year ending December 31, 2008. The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee's appointment of KPMG. The ratification of the appointment of KPMG as the Company's independent public accounting firm requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

        A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

Audit, Audit-Related and Tax Fees

        The following table presents fees for professional services rendered by KPMG for the audit of the Company's annual financial statements for the years ended December 31, 2007 and 2006 and fees billed for audit-related services, tax services and all other services rendered by KPMG for those years. The amount shown for Audit Fees for 2007 includes the audit of the effectiveness of the Company's internal controls over financial reporting. The amount shown for Audit Fees for 2006 includes the audit of management's assessment of, and the effectiveness of, the Company's internal controls over financial reporting.

	2007	2006
Audit Fees(1)	$1,413,000	$2,365,000
Audit-Related Fees(2)	—	$22,500
Tax Compliance and Consulting(3)	$472,000	$456,000
All Other	—	—

(1)
The amount for 2006 includes $727,750 in fees from audits of the parks sold by the Company on April 6, 2007. The amount for 2006 and 2007 includes fees associated with registration statements and offerings. In 2006 and 2007, foreign statutory audit fees were converted into US$ using exchange rates as of December 31, 2006 and December 31, 2007, respectively.

(2)
Audit-related services consisted principally of fees for audits of employee benefit plans.

(3)
Tax fees consisted of fees for tax compliance and consulting services. No such services were provided to any of the Company's employees. In 2006 and 2007, foreign tax compliance and consulting services fees were converted into US$ using exchange rates as of December 31, 2006 and December 31, 2007, respectively.

Pre-Approved Services

        All audit, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's policy provides for pre-approval of audit, audit-related and internal control-related services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: APPROVAL OF THE 2008 STOCK OPTION AND INCENTIVE PLAN

General

        The Board has adopted the Company's 2008 Stock Option and Incentive Plan (the "Plan"), subject to approval by the Company's stockholders at the Annual Meeting. A copy of the Plan is attached hereto as Appendix A. The Plan is intended to help the Company to attract, retain and motivate key employees (including officers) of the Company and to attract and retain highly qualified candidates to serve on the Board.

        The Plan provides for grants of options ("Options") to purchase common stock that are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that will not so qualify ("Non-Qualified Options"). The Plan also provides for (i) grants of stock appreciation rights ("SARs") and (ii) grants and sales of common stock at incentive prices ("incentive stock awards").

Grants Under Existing Plans

        After giving effect to the issuance in 2008 of stock bonus awards to certain of the Company's employees, there are 1,750,067 shares of restricted stock outstanding on the date of this Proxy Statement. As of the date of this Proxy Statement, there are options to purchase 6,894,000 shares of common stock outstanding under the Company's existing stock option and incentive plans. These options have a weighted average exercise price of $6.56 and a weighted average term to expiration of 8.05 years. As of the date of this Proxy Statement, there are approximately 225,000 shares available for grant under all existing plans.

Grants Pursuant to the Plan

        Under the Plan, the Company will reserve 3,250,000 shares of common stock for issuance to key employees of the Company and its subsidiaries and for issuance to non-employee directors of the Company. It is presently expected that Options granted under the Plan generally will have a term of ten years and will become exercisable 20% upon grant and 20% per year in each of the next four years. Grants that vest over time may provide for accelerated vesting in certain events including a "change of control" of the Company.

Limits on Awards

        To further satisfy the Company's stockholders as to the Company's grant practices and assuming approval of the Plan, the Board commits to the Company's stockholders that for the three-year period beginning with fiscal year 2008 and ending with fiscal year 2010, the Company's average annual run rate for that period will not exceed 3.3%, which is the average run rate plus one standard deviation for the Company's applicable GICS industry group for the 2008 proxy season as published by Institutional Shareholder Services.

        The Company's average annual run rate for this three-year period will equal the average of the run rates for each of the three years, computed for each year as the number of shares subject to options, awards of restricted stock shares or units or other stock awards to employees and directors granted for the year (whether granted under the proposed Plan or any other of the Company's plans) divided by the number of shares of common stock of the Company that were outstanding at year-end. For purposes of calculating the number of shares granted in a year, Full Value Awards (awards other than Options or SARs) will count as equivalent to 1.5 option shares based on the Company's annual stock price volatility.

Background of Stockholder Approval Requirement

        Stockholder approval of the Plan is required in order for Options granted under the Plan to qualify as Incentive Options under Section 422 of the Code. The Plan that is to be approved by stockholders must designate the aggregate number of shares that may be issued under the plan and the class of employees eligible to receive options under the plan. Stockholder approval must be obtained within twelve months before or after adoption of the plan by the Board. Stockholder approval also is needed in order for Non-Qualified Options granted under the Plan to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code (described below). Finally, stockholder approval of the Plan is required by NYSE rules. For these reasons, the effectiveness of the Plan is conditioned upon stockholder approval at the Annual Meeting.

        Section 162(m) of the Code disallows a tax deduction for annual compensation in excess of $1 million that is paid to certain employees of a corporation whose common stock is subject to the registration requirements of Section 12 of the Exchange Act. This limitation does not apply to "qualified performance-based compensation." Pursuant to Treasury Regulation Section 1.162-27 promulgated under Section 162(m) of the Code, grants under the Plan will not satisfy the requirements to be "qualified performance-based compensation" unless stockholders approve the class of employees eligible to receive grants under the Plan, the maximum number of shares with respect to which grants can be made to any one employee under the Plan, the business criteria to be used in making grants (except in the case of Options and SARs that have an exercise price equal to the fair market value of the common stock on the grant date) and sufficient information to enable stockholders to compute the maximum amount of compensation payable to any employee. Another requirement for "qualified performance-based compensation" is that grants under the Plan be made by a compensation committee of the Board consisting solely of two or more "outside directors," within the meaning of Treasury Regulation Section 1.162-27(e)(3). Thus, grants by the committee will not qualify as "qualified performance based compensation" under Section 162(m) unless all of the members of the Compensation Committee making the grant qualify as "outside directors," within the meaning of Treasury Regulation Section 1.162-27(e)(3).

Description of the Plan

        The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth in Appendix A to this Proxy Statement.

  Administration of the Plan

        The Plan will be administered by the Compensation Committee or such other committee designated by the Board (the "Committee"). The Committee will be appointed by the Board and will consist at all times of at least two members of the Board who are "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee will be authorized to interpret the Plan, adopt and amend rules and regulations relating to the Plan, and determine the recipients, form and terms of Options, SARs and incentive stock awards granted under the Plan. All Options, SARs and incentive stock awards will be by evidenced by a written agreement (an "Award Agreement").

  Shares Available

        Under the Plan, the maximum number of shares of common stock that may be subject to Options, SARs or incentive stock awards may not exceed an aggregate of 3,250,000 shares. This maximum number of shares will be adjusted in certain events, such as a stock split, reorganization or recapitalization. If a SAR is exercised, the entire number of shares subject to the underlying SAR will count toward the maximum number of shares issuable under the Plan. If an Option, SAR or other stock award granted under the Plan is forfeited, terminates or is cancelled for any reason before it is exercised, vested or earned in full, the shares reserved for such Option, SAR or other stock award granted under the Plan that was forfeited, terminated or cancelled will again be available for grants under the Plan and will not count toward the maximum number of shares issuable under the Plan. Awards settled in cash will not count against the maximum number of shares issuable under the Plan.

        No one employee may be granted, during any calendar year, Options or SARs with respect to, in the aggregate, more than 1,500,000 shares of common stock or granted or sold shares of common stock, whether or not subject to performance goals (described below), for more than 1,500,000 shares, as adjusted on account of certain events, such as a stock split, reorganization or recapitalization.

  Performance Goals

        The Plan permits the Committee to establish Performance Goals for shares of common stock granted or sold under the Plan. Performance Goals may be described in terms of either Company-wide objectives or departmental or individual objectives and will be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization; net income; pretax earnings; operating income; pro forma net income; appreciation in value of shares; total stockholder return; earnings per share; return on equity; return on designated assets; return on capital; economic value added; revenues (including net revenue per capita and sponsorship revenues); expenses; operating cash flow; free cash flow; cash flow return on investment; operating margin or net profit margin; attendance; or any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Committee. The Committee may modify the Performance Goals or related targets to take into account changed circumstance, except in the case of a "covered employee" (within the meaning of Section 162(m) of the Code), where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code.

  Eligibility

        Key employees (including, but not limited to, officers and directors who are employees) of the Company and its subsidiaries are eligible for grants of Options, SARs and incentive stock awards under the Plan. Directors who are not employees of the Company or its subsidiaries are also eligible for grants of Options under the Plan. Options granted to non-employee Directors will not qualify as Incentive Options for tax purposes.

  Exercise Price of Options

        The Company will receive no monetary consideration for the grant of Options under the Plan. In case of an Incentive Option, the exercise price cannot be less than the fair market value of the underlying common stock on the date the Option is granted (or, if the optionee beneficially holds 10% or more of the Company's outstanding common stock (a "10% Holder"), cannot be less than 110% of such fair market value). The exercise price of a Non-Qualified Option shall be determined by the Committee, but shall not be less than the fair market value of the underlying common stock on the date the Option is granted. The exercise price of Options will be adjusted in certain events, such as a stock split, reorganization or recapitalization.

  Payment Upon Exercise of Options

        Payment for shares purchased by exercising an Option must be made in cash or, if the individual Option Award Agreement so provides, by surrender of all or part of the Option in exchange for a number of shares of common stock having a total fair market value on the date of surrender equal to the difference between (i) the fair market value of the shares that could be acquired by exercising the portion of the Option that is surrendered and (ii) the exercise price that would be paid to the Company on a cash exercise of that portion of the Option. If an individual Option Award Agreement so provides, payment of the exercise price also may be made by delivery of common stock having a fair market value equal to the exercise price.

  Term of Options

        The Committee will determine the term of Options granted under the Plan, which cannot exceed ten years from the date of grant. Options granted under the Plan generally will have a term of ten years from the date of grant.

  Termination of Employment or Other Service

        Option Award Agreements generally will provide that Options will be forfeited upon termination of employment or service as a director except that (i) in the case of involuntary termination without cause, Options will be exercisable for three months after termination to the same extent they were exercisable prior to termination, (ii) in the case of termination due to disability, Options will be exercisable for one year after termination to the same extent they were exercisable prior to termination and (iii) in the case of death (including death during the three month period referred to in (i) or the one-year period referred to in (ii)), Options will be exercisable for one year after death to the same extent they were exercisable on the date of death. After the death of an optionee, the Option will be exercisable by the legal representative of the optionee or by the person that acquired the Option by reason of the death of the optionee. Option Award Agreements may provide for the Options to fully vest in the event of termination due to disability or death.

  Non-Transferability of Options

        Options are not transferable by the optionee except by will, by the laws of descent and distribution or as otherwise permitted in the Plan and provided for in the Option Award Agreement. Option Award Agreements may allow Incentive Options to be transferred to a trust if, under Section 671 of the Code and applicable state law, the optionee is considered the sole beneficial owner of the Option while it is held in trust. In the case of an Option that does not qualify as an Incentive Option, the Option Award Agreement also may permit the optionee to transfer the Option to the optionee's immediate family members, trusts for their exclusive benefit or partnerships of which the optionee or such family members are the only partners.

        The disposition of shares acquired pursuant to the exercise of an Option will be subject to any applicable restrictions on transferability imposed by SEC regulations and, in the case of an Incentive Option, the restrictions described below under "—Certain Federal Income Tax Consequences."

  Stock Appreciation Rights

        A SAR permits an optionee to surrender all or part of an Option to the Company for cancellation and receive an amount (in cash, shares of common stock or both) equal to the excess, if any, of (i) the fair market value, at the time of surrender, of the shares of common stock subject to the Option over (ii) the exercise price of the Option. Any SAR issued in tandem with an Option cannot be exercised before the related Option is exercisable or after the related Option is forfeited or terminates. SARs are subject to the same terms and conditions, including transferability, as Non-Qualified Options.

  Stock Awards

        A participant may be granted shares of Company stock subject to such terms and conditions as determined by the Committee. Such shares may be subject to a risk of forfeiture and to restrictions on transfer until the vesting conditions related to the award are satisfied. The awards may be granted without requiring any payment by the participant or such payment below fair market value as the Committee determines.

  Duration of the Plan

        The Plan will terminate automatically and no Options, SARs or incentive stock awards may be granted after ten years have elapsed from the earlier of the date the Plan was approved by the Board or the effective date of the Plan. The Plan may be terminated at any prior time by the Board. Termination of the Plan will not affect Options, SARs or incentive stock awards that were granted prior to termination.

  Amendment, Suspension or Termination

        The Plan may be amended, suspended or terminated at any time by the Board. However, no action of the Board may, without the approval of the Company's stockholders entitled to vote thereon, (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares that may be issued under the Plan (except for certain non-dilutive adjustments described above), or (iii) change the eligibility requirements for participation in the Plan.

  Equity Compensation Plan Information

        All compensation plans under which equity securities of the Company are authorized for issuance have previously been approved by security holders.

  Certain Federal Income Tax Consequences

        The following is a general summary of certain present federal income tax law consequences of the Plan to the Company and Plan participants. The present tax law consequences of the Plan are subject to change, possibly with retroactive effect. Other tax consequences of the Plan (including federal estate and gift tax consequences and all state, local and foreign tax consequences) are not discussed.

  Incentive Options

        Incentive Options can be granted only to employees. Options granted to non-employee directors do not qualify as Incentive Options. Employees are not subject to federal income tax upon the grant of an Incentive Option. Employees also are not taxed on the exercise of an Incentive Option, provided that the common stock acquired upon exercise of the Incentive Option is not sold by the employee within two years after the Option was granted or within one year after the Option is exercised (the "required holding period").

        However, for alternative minimum tax ("AMT") purposes, the difference between the exercise price of an Incentive Option and the fair market value of the common stock acquired upon exercise is an item of tax preference in the year the Incentive Option is exercised. The employee is required to include the amount of such difference in AMT income in such year and to compute his AMT tax basis in the shares so acquired in the same manner as if a Non-Qualified Option had been exercised. Whether an employee will owe AMT in the year an Incentive Option is exercised will depend on the employee's particular tax circumstances. AMT paid on the exercise of an Incentive Option will be allowed as a credit to the extent regular tax exceeds AMT in future years.

        On a sale, after the required holding period, of common stock that was acquired by exercising an Incentive Option, the difference between the employee's tax basis in such common stock and the amount realized in the sale of the common stock is long-term capital gain (or loss).

        If common stock acquired upon exercise of an Incentive Option is disposed of by the employee during the required holding period (a "disqualifying disposition"), the excess, if any, of (i) the fair market value of the common stock on the exercise date (or, if less, the amount realized in such disposition) over (ii) the exercise price, is taxed to the employee as ordinary income. Further gain or loss, if any, is capital gain or loss, which is long-term or short-term depending on whether the employee has held the common stock for more than one year on the date of the disqualifying disposition. If an employee pays the exercise price of an Option by delivering common stock that was previously acquired by exercising an Incentive Option and such delivery occurs before the end of the required holding period for such common stock, the employee is treated as having made a disqualifying disposition of the common stock so delivered.

        In the case of Incentive Options, the aggregate fair market value (determined at the time the Options are granted) of the common stock with respect to which Incentive Options first become exercisable by an employee during a calendar year cannot exceed $100,000. This limit does not apply to Non-Qualified Options or SARs. To the extent an Option that otherwise would be an Incentive Option exceeds this $100,000 limit, it is treated as a Non-Qualified Option.

  Non-Qualified Options and Stock Appreciation Rights

        Participants generally do not recognize income for federal income tax purposes upon the grant of a Non-Qualified Option or SAR. Upon exercise of a Non-Qualified Option, a participant generally recognizes ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price of the Option. Upon receipt of cash or shares when a SAR is exercised, a participant generally recognizes ordinary income in an amount equal to the amount of cash and the fair market value of the shares received.

        Except as discussed in the following paragraph, a participant's tax basis in common stock received upon exercise of a Non-Qualified Option is equal to the amount of ordinary income recognized upon exercise of the Option, plus the amount paid to exercise the Option. The holding period for the common stock begins on the day after the Option is exercised.

        If a participant exercises a Non-Qualified Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares, even if their fair market value is different from the participant's tax basis in the shares. However, the exercise of the Non-Qualified Option is taxed to the participant, and the Company generally is entitled to a deduction, in the same amount and at the same time as they would have been if the participant had paid the exercise price in cash. Provided the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares delivered in payment of the exercise price is the same as his tax basis in the shares so delivered. His holding period for such number of shares includes his holding period for the shares so delivered. The participant's tax basis and holding period for the additional shares received upon exercise is the same as it would have been if the participant had paid the exercise price in cash.

        If a participant receives common stock upon exercise of a Non-Qualified Option or SAR and thereafter disposes of the common stock in a taxable transaction, the difference between the amount realized in the disposition and the participant's tax basis in the common stock is capital gain (or loss), which is short-term or long-term, depending on whether the participant has held the shares for more than one year on the date of disposition.

  Stock Awards

        A participant generally recognizes ordinary income equal to the fair market value of the stock (reduced by any amount paid by the participant for such stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer or the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such stock.

  Deduction by the Company

        The Company is not allowed a federal income tax deduction on the grant or exercise of an Incentive Option or the disposition, after the required holding period, of shares acquired by exercising an Incentive Option. On a disqualifying disposition of such shares, the Company is allowed a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of the disqualifying disposition, provided the deduction is otherwise allowable under the Code.

        When a Plan participant exercises a Non-Qualified Option or a SAR, a deduction for federal income tax purposes is allowed to the Company in an amount equal to the amount of ordinary income taxable to the participant, provided the deduction is otherwise allowable under Code.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2008 STOCK OPTION AND INCENTIVE PLAN.

2009 STOCKHOLDER PROPOSALS

        In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement for the 2009 annual meeting, the proposal must be received at the Company's offices no later than December 11, 2008. Rule 14a-8 of the SEC contains standards as to what stockholder proposals are required to be included in a proxy statement. With respect to proposals submitted by a stockholder other than for inclusion in the Company's 2009 proxy statement and related form of proxy, timely notice of any stockholder proposal must be received by the Company in accordance with the Company's Amended and Restated By-laws and the Company's rules and regulations no earlier than January 22, 2009 and no later than February 22, 2009. Any proxies solicited by the Board of Directors for the 2009 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

        Any stockholder who wishes to submit a stockholder proposal should send it to Six Flags, Inc., 1540 Broadway, New York, NY 10036, Attention: Secretary.

OTHER MATTERS

        The Board does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

        All costs in connection with the solicitation of the enclosed proxy will be borne by the Company. In addition to solicitations of proxies by use of the mail, certain of the Company's officers or employees, without additional remuneration, may solicit proxies personally or by telephone, facsimile and mail. The Company has retained Innisfree M&A Incorporated to solicit proxies for a fixed fee of $15,000, plus reimbursement of certain out-of-pocket expenses. In addition, we will also request brokers, dealers, banks and other nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

WALTER S. HAWRYLAK Secretary

New York, New York
April 9, 2008

APPENDIX A

SIX FLAGS, INC.
2008 STOCK OPTION AND INCENTIVE PLAN

I.     THE PLAN

        There is hereby established the 2008 Stock Option and Incentive Plan (the "Plan") for Six Flags, Inc. (the "Company"), under which options may be granted to purchase shares of the common stock of the Company, under which shares of such common stock may be granted or sold at incentive prices below the market price at the time of sale, and under which stock appreciation rights may be granted.

II.    DEFINITIONS

        As used herein, the terms set forth below shall have the following respective meanings:

  (a)
  "Award" means an Employee Award or a Director Award.

  (b)
  "Award Agreement" means an Employee Award Agreement or Director Award Agreement.

  (c)
  "Board" means the Board of Directors of the Company.

  (d)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (e)
  "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

  (f)
  "Company" means Six Flags, Inc., a Delaware corporation, and its successors.

  (g)
  "Director" means an individual serving as a member of the Board.

  (h)
  "Director Award" means the grant of Director Options to a Non-Employee Director.

  (i)
  "Director Award Agreement" means a written agreement between the Company and a Participant who is a Non-Employee Director setting forth the terms, conditions and limitations applicable to a Director Award.

  (j)
  "Director Option" means a Nonqualified Stock Option granted to a Non-Employee Director.

  (k)
  "Employee" means an officer or key employee of the Company or its Subsidiaries, including an officer or key employee who serves as a member of the Board.

  (l)
  "Employee Award" means the grant of options, stock appreciation rights, shares or rights to purchase shares, whether granted singly, in combination or in tandem, to a Participant who is an Employee.

  (m)
  "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

  (n)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (o)
  "Incentive Stock Option" means an option that is intended to comply with the requirements set forth in Section 422 of the Code.

  (p)
  "Non-Employee Director" means a Director who is not an employee of the Company or any of its Subsidiaries.

  (q)
  "Nonqualified Stock Option" means an option that is not an Incentive Stock Option.

  (r)
  "Participant" means an Employee or Director to whom an Award has been made under the Plan.

  (s)
  "Performance Goals" mean the measurable performance objective or objectives established pursuant to the Plan for Participants who have received, when so determined by the Committee, grants of shares of common stock pursuant to the Plan. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, park, region or function within the Company or Subsidiary in which the Participant is employed. The Performance Goals may be made relative to the performance of other companies and will be based on one or more of the following business criteria: earnings before interest, taxes, depreciation and amortization; net income; pretax earnings; operating income; pro forma net income; appreciation in value of shares; total shareholder return; earnings per share; return on equity; return on designated assets; return on capital; economic value added; revenues (including net revenue per capita and sponsorship revenues); expenses; operating cash flow; free cash flow; cash flow return on investment; operating margin or net profit margin; attendance; or any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a covered employee (within the meaning of section 162(m) of the Code) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

  (t)
  "Subsidiary" means a corporation so defined under Section 424(f) of the Code.

III.  AMOUNT OF STOCK

        (a)   A maximum of 3,250,000 shares of the Company's common stock may be issued under the Plan pursuant to Awards issued under the Plan. Shares issued under the Plan may be authorized but unissued shares, shares held in the treasury or outstanding shares purchased from their owners on the market or otherwise. If any Award granted under the Plan is forfeited, terminates or is cancelled for any reason before it is exercised, vested or earned in full, the shares previously reserved for issuance for such Award shall not count toward the maximum number of shares that may be issued under the Plan, and such shares shall again be available to be issued under the Plan. Awards tendered or surrendered to pay the tax obligation or exercise price for options or stock appreciation rights cannot be re-issued under the Plan and in the event the Company issues stock appreciation rights and settles stock appreciation rights in shares of common stock, the entire number of shares pursuant to the stock appreciation right will count against the maximum number of shares issuable under the Plan. Awards settled in cash will not count against the maximum number of shares issuable under the Plan.

        (b)   If the outstanding shares of the Company's common stock are from time to time increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through merger, consolidation, reorganization, split-up, split-off, spin-off, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number, kind and price of shares which may be issued pursuant to Awards under the Plan, such that each Award shall be for such securities, cash and/or other property as would have been received and at such exercise price or purchase price as would have been paid in respect of such shares had the shares been issued in full immediately prior to such increase, decrease, change or exchange. Such adjustment shall be made successively each time that any such increase, decrease, change or exchange is made. In addition, in the event of any such increase, decrease, change or exchange, the Committee shall make such further adjustments as are appropriate to the maximum number of shares subject to the Plan, to the other provisions of the Plan and to Awards pursuant to the Plan. Except to the extent provided in this Section III, no reduction shall be made in the exercise price of any option or stock appreciation right and no option or stock appreciation right shall be regranted with a lower exercise price or cancelled and replaced with an option or stock appreciation right having a lower exercise price.

        (c)   To the extent that the aggregate fair market value of stock subject to one or more Incentive Stock Options that are first exercisable by an Employee in any calendar year under the Plan (and under all other plans of the Company and its Subsidiaries) exceeds $100,000, determined as of the time the options are granted, such options shall be treated as Nonqualified Stock Options. This limitation will be applied by taking into account options in the order in which they were granted.

IV.    ADMINISTRATION

        (a)   The Plan shall be administered by the Committee, which shall include not fewer than two Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting (held at a time and place determined by, and in accordance with rules adopted by, the Committee) at which a quorum is present, or actions approved in writing by a majority of the members of the Committee, shall constitute acts of the Committee.

        (b)   Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The exercise of these powers by the Committee shall be conclusive and binding upon all present, past and future Participants in the Plan.

        (c)   The Committee may from time to time determine to which Employees and Non-Employee Directors eligible for selection as Participants in the Plan, if any, Awards shall be made under the Plan, the number of shares which may be issued in connection with each such Award, the restrictions and forfeiture provisions related to such Awards, the periods after which shares subject to an Award shall vest and after which options and stock appreciation rights may be exercised and incentive shares may be purchased, the circumstances under which such periods may be accelerated, the exercise price of options and stock appreciation rights and the purchase price of shares subject to Awards, the means of payment of such exercise price or purchase price, the means of payment of any withholding taxes related to an Award, and the extent to which any option, right or share may be transferred.

        In addition, the Committee shall have full power and discretion to establish and administer Performance Goals and business criteria, establish performance periods, and certify that Performance Goals have been attained, in each case, if and to the extent required to comply with the "qualified performance-based compensation" exception to Section 162(m) of the Code and the applicable regulations thereunder.

        (d)   The Committee shall report in writing to the Secretary of the Company the names of the Employees and Non-Employee Directors selected as Participants in the Plan, and the terms and conditions of the options, stock appreciation rights or shares to be granted or sold to each of them.

V.     ELIGIBILITY FOR PARTICIPATION

        All Employees and Non-Employee Directors shall be eligible for selection as Participants in the Plan; provided, however, that Incentive Stock Options may be granted only to Employees.

VI.   TERMS AND CONDITIONS OF OPTIONS, STOCK APPRECIATION RIGHTS AND SHARE
         GRANTS AND SALES

        (a)   The terms, conditions and vesting periods, if any, for each Award under the Plan shall be evidenced by an Employee Award Agreement or Director Award Agreement, as applicable, executed by the Company and the Participant, which shall contain the following provisions, if applicable:

          (i)    The number of shares which may be issued upon exercise of the option, the period during which the option may be exercised, the purchase price or prices per share to exercise the option, and the means of payment for the shares and for any withholding taxes imposed upon exercise of the option; provided, however, that notwithstanding any other provision of the Plan to the contrary, the term of an option shall not exceed ten (10) years; and provided, further, that in the case of an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its Subsidiaries which possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such Subsidiaries, the term of such Incentive Stock Option shall not exceed five (5) years; and provided, further, that the purchase price or prices of each share of the Company's common stock subject to any option under the Plan shall be determined as follows:

            (A)  The purchase price of each share subject to an option under the Plan shall be not less than one hundred percent (100%) of the fair market value of such share on the date the option is granted; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its Subsidiaries which possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such Subsidiaries, the purchase price of each share subject to such Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the fair market value of such share on the date such option is granted. In determining stock ownership by an Employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall apply, and the Board and the Committee may rely on the representations of fact made to them by the Employee and believed by them to be true.

            (B)  The fair market value of shares of the Company's common stock on a particular date is deemed to be the reported closing sales price of such shares on such date on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are then listed or traded (or, if such exchange is not open on such date, the reported opening sales price on the next date on which such exchange is open). If such shares are not listed or traded on any national securities exchange, then, in each case, to the extent the Committee determines in good faith that the following prices arise out of a bona fide, established trading market for the shares, the fair market value of the shares is deemed to be:

              (x)   the reported closing sales price of such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if no such price is reported thereon, the average of the closing bid and asked prices as so reported on such date (or, if such market is not open on such date, the average of the opening bid and asked prices on the next date on which such market is open), or

              (y)   if such prices are not reported on such system, then the average of the closing bid and asked prices reported by the National Quotation Bureau Incorporated on such date (or, if no such prices are reported on such date, the average of the opening bid and asked prices on the next date on which such prices are reported). In all other cases, the fair market value of the shares shall be established by the Committee in good faith.

          (ii)   Such terms and conditions of exercise as may be set by the Board or the Committee and specified in the Award Agreement or other grant agreement.

          (iii)  An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the Employee or, if the Employee is disabled, by his guardian or legal representative. Award Agreements also may permit an Incentive Stock Option to be transferred to a trust, provided the Employee is considered, under Section 671 of the Code and applicable state law, to be the sole beneficial owner of the option while it is held in trust. In the case of an option that does not otherwise qualify as an Incentive Stock Option, Award Agreements may permit the option to be transferred to immediate family members of the Participant, trusts for their exclusive benefit or partnerships of which the Participant or such family members are the only partners.

          (iv)  In addition to the restrictions set forth in subsection (iii) above, such restrictions on transfer of the option, and such restrictions on transfer of the shares acquired upon exercise of the option, as may be set by the Committee.

          (v)   Such other terms and conditions not inconsistent with the Plan as may be set by the Committee, including provisions allowing acceleration of options upon a change of control of the Company or otherwise.

        (b)   In the discretion of the Committee, any option granted hereunder may provide that such option may be exercised by the holder's surrender of all or part of such option to the Company in exchange for a number of shares of the Company's common stock having a total fair market value, as of the date of surrender, equal to the excess of (i) the fair market value, as of the date of surrender, of the number of shares that could be acquired by the exercise of the portion of the option that is surrendered, over (ii) the aggregate exercise price which would otherwise be paid to the Company upon a normal exercise of the option as to that number of shares. In the event the foregoing calculation would require the issuance of a fractional share, the Company shall, in lieu thereof, pay cash to the holder in an amount equal to the fair market value of such fractional share as of the date of surrender.

        (c)   The Committee may, in its discretion, grant stock appreciation rights to Participants who are concurrently being granted, or previously have been granted, options under the Plan. A stock appreciation right shall be related to a particular option (either to an option previously granted or to an option granted concurrently with the stock appreciation right) and shall entitle the Participant, at such time or times as the related option is exercisable, and upon surrender of the then exercisable option, or part thereof, and exercise of the stock appreciation right, to receive payment of an amount determined pursuant to paragraph (ii) below.

        Stock appreciation rights shall be subject to the following terms and conditions, to the terms of subsection (a)(iii) above regarding transferability of Nonqualified Stock Options, and to such other terms and conditions not inconsistent with the Plan as the Committee may approve and direct:

          (i)    A stock appreciation right shall be exercisable by a Participant at such time or times, and to such extent, as the option to which it relates is then exercisable.

          (ii)   Upon exercise of a stock appreciation right and surrender of the corresponding exercisable portion of the related option, a Participant shall be entitled to receive payment of an amount determined by multiplying:

            (A)  the difference obtained by subtracting the option exercise price per share of common stock under the related option from the fair market value of a share of common stock of the Company on the date of exercise of the stock appreciation right, by

            (B)  the number of shares with respect to which the related option is being surrendered and the stock appreciation right is being exercised.

        (d)   The Committee may, in its discretion, grant or sell to a Participant shares of the Company's common stock, subject to such terms, conditions and vesting provisions, if any, as the Committee may prescribe.

        (e)   Notwithstanding anything herein to the contrary, during any calendar year, (i) no Participant may be granted options or stock appreciation rights with respect to more than one million five hundred thousand (1,500,000) shares of common stock under the Plan in the aggregate, and (ii) no Participant may be granted or sold shares of common stock, whether or not subject to Performance Goals, for more than one million five hundred thousand (1,500,000) shares, as adjusted pursuant to Section III above.

VII. PROCEEDS FROM SALES OF SHARES

        Proceeds from sales of shares pursuant to the Plan and from exercises of options granted under the Plan shall be added to the general funds of the Company and thereafter may be used for such corporate purposes as the Board determines and directs.

VIII.  AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

        The Board may at any time amend, suspend or terminate the Plan. However, no such action by the Board may be taken without the approval of the stockholders of the Company entitled to vote thereon if such action would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares subject to the Plan (other than pursuant to Section III of the Plan), or change the provisions of the Plan regarding eligibility for participation in the Plan. No amendment, suspension or termination of the Plan shall alter or impair any rights or obligations under an outstanding Award Agreement or other grant agreement without the consent of the holder.

IX.   PROVISIONS FOR EMPLOYEES OF SUBSIDIARIES

        In connection with an Award to an Employee of a Subsidiary, the Company may sell to the Subsidiary the shares subject to the Award, at a price which shall be not less than the option exercise price or purchase price paid by the Employee for the shares, but which may be more, in order that the shares issued or sold to the Employee may be issued or sold to him directly by his employer corporation.

X.    EFFECTIVE DATE AND TERMINATION OF THE PLAN

        (a)   The Plan shall be submitted for a vote at a meeting of the stockholders of the Company or shall be approved by written consent of the stockholders in accordance with, and only to the extent permitted by, the Company's charter and by-laws and by applicable state laws prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options; provided, that if applicable state law does not provide a method and degree of required approval, the Plan must be approved by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and votes on the Plan.

        (b)   If approved by the stockholders of the Company within twelve (12) months before or after adoption of the Plan by the Board, the Plan shall become effective on the later of the date of such stockholder approval or the date of adoption of the Plan by the Board (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after the earlier of (i) the date the Plan is adopted by the Board or (ii) the Effective Date. After termination of the Plan, no further Awards may be made under the Plan; provided, however, that such termination will not affect any options or stock appreciation rights granted or shares granted or sold under the Plan prior to such termination and shall not affect the provisions of the Plan relating to such options, stock appreciation rights and shares.

XI.   MISCELLANEOUS

        (a)   The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other provision of the Plan.

        (b)   The Plan, any options or stock appreciation rights granted or shares granted or sold thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

SIX FLAGS, INC.

1540 BROADWAY, 15TH FLOOR

NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Please refer to the proposals in the proxy statement and follow the voting instructions on the website. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m., Eastern Time, on May 21, 2008.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Stockholders may opt out of paper copies for the convenience of receiving electronic stockholder materials. In doing so, you will receive all future annual meeting materials (including proxy statements, proxy cards and annual reports) online. By enrolling for electronic delivery and voting online, you will receive an email before all future annual or special meetings of stockholders, notifying you of the website containing the proxy statement and other materials to be carefully reviewed before casting your vote. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 21, 2008.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SIX FLAGS, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BOXER BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SIXFG1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIX FLAGS, INC.

		For	Withhold	For All
Vote On Proposals		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees:
01) C.E. ANDREWS
02) MARK JENNINGS
03) JACK KEMP
04) ROBERT MCGUIRE
05) PERRY ROGERS
06) DWIGHT SCHAR
07) MARK SHAPIRO
08) DANIEL M. SNYDER
09) HARVEY WEINSTEIN

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	The Board of Directors recommends a vote FOR all of the listed nominees.	For	Against	Abstain

2.	Ratification of KPMG LLP as Six Flags, Inc.’s independent registered public accounting firm for the year ending December 31, 2008. The Board of Directors recommends a vote FOR this proposal.	☐	☐	☐

3.	Approval of the adoption of Six Flags, Inc.’s 2008 Stock Option and Incentive Plan. The Board of Directors recommends a vote FOR this proposal.	☐	☐	☐

4.	Such other business as may properly come before the annual meeting and any adjournment thereof.

Please date, sign exactly as name appears on this proxy card, and promptly return in the enclosed envelope.  When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials.  Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take this action, you may receive only a Notice Regarding the Availability of Proxy Materials. ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SIX FLAGS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2008

The undersigned hereby appoints JAMES M. COUGHLIN and WALTER S. HAWRYLAK with full power to act without the other and with power to appoint his substitute as the undersigned’s proxies to vote all shares of common stock of the undersigned in SIX FLAGS, INC. (the “Company”), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Six Flags America, 13710 Central Avenue, Bowie/Mitchellville, Maryland, 20721, on Thursday, May 22, 2008, at 9:00 a.m., E.D.T., and at any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors of the Company. The shares of common stock represented by this proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the proposals in items 1, 2 and 3.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Thursday, May 22, 2008 and the Proxy Statement furnished therewith.

The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

QuickLinks

SIX FLAGS, INC. 1540 Broadway New York, NY 10036
SIX FLAGS, INC. 1540 Broadway New York, NY 10036 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2008
PROXY VOTING METHODS
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
TABLE OF CONTENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
2007 NON-EMPLOYEE DIRECTOR COMPENSATION
Director Compensation
PROPOSAL 1: ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Non-Qualified Deferred Compensation
Potential Payments Upon Termination
COMPENSATION COMMITTEE REPORT
TRANSACTIONS WITH RELATED PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM
PROPOSAL 3: APPROVAL OF THE 2008 STOCK OPTION AND INCENTIVE PLAN
2009 STOCKHOLDER PROPOSALS
OTHER MATTERS
SOLICITATION OF PROXIES
  APPENDIX A
SIX FLAGS, INC. 2008 STOCK OPTION AND INCENTIVE PLAN